POWER PURCHASE AGREEMENT
BETWEEN
RAFT RIVER ENERGY I LLC
AND
IDAHO POWER COMPANY

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

POWER PURCHASE AGREEMENT
BETWEEN
RAFT RIVER ENERGY I LLC
AND
IDAHO POWER COMPANY

          This Power Purchase Agreement (“Agreement”), is entered into this ________ day of _______________ , 2007, by and between RAFT RIVER ENERGY I LLC a Delaware limited liability company with a principal place of business at 1509 Tyrell Lane, Suite B, Boise, ID 83706 (“Seller”), and IDAHO POWER COMPANY, an Idaho corporation with a principal place of business at 1221 W. Idaho Street, Boise, ID 83702 (“Buyer”). Seller and Buyer may be referred to individually as “Party,” or jointly as “Parties.”

Recitals

          A.      Seller desires to develop, construct, own and operate a geothermal electric generating facility with an estimated average annual net output of 13 MW.

          B     . Seller has responded to Buyer’s solicitation of bids for the provision of renewable energy, and Buyer has accepted Seller’s offer in accordance with the terms and conditions set forth in this Agreement.

          C.      Seller and Buyer wish to enter into this Agreement in order to set forth the terms and conditions under which Seller will sell and Buyer will purchase energy from the Seller’s Facility.

          D.      Seller and Buyer, upon Commission approval and satisfaction by the Seller of all requirements to attain a First Energy Date as specified within this Agreement, wish to terminate the PURPA Firm Energy Sales Agreement between the Buyer and the Seller dated December 29, 2004.

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the sufficiency and adequacy of which are hereby acknowledged by each Party, the Parties agree to the following:

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

ARTICLE 1
DEFINITIONS

          1.1      “Affiliate” means any other person or entity that controls, is under the control of, or is under common control with, the named person or entity. For purposes of this definition, the term “control” (including the terms “controls,” “under the control of,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or the policies of a person or entity, whether through ownership interest, by contract or otherwise.

          1.2      “Annual Capacity Factor” means 90%.

          1.3      “Annual Guaranteed Output” means the Annual Output Forecast as defined in Section 7.5 multiplied by the Annual Capacity Factor.

          1.4      “Bankrupt” means with respect to any entity, such entity (1) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (2) makes an assignment or any general arrangement for the benefit of creditors, (3) otherwise becomes bankrupt or insolvent (however evidenced), (4) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (5) is generally unable to pay its debts as they fall due. The term “Bankruptcy” shall have a corollary meaning when used herein.

          1.5      “BPA” means Bonneville Power Administration or its successor.

          1.6      “Business Day” means any calendar day that is not a Saturday, a Sunday, or a NERC-recognized holiday.

          1.7      “Buyer’s Delivery Business Unit” means that portion of Idaho Power Company, or its successor, that is responsible for the interconnections and operations of the Idaho Power Company distribution and transmission system as specified in the Idaho Power Company OATT.

          1.8      “Commission” means the Idaho Public Utilities Commission or its successor.

          1.9      “Commission Approval” means an order issued by the Commission approving this Agreement and finding the Contract Price to be reasonable and that all payments to be made to Seller under this Agreement shall be allowed as prudently incurred expenses of Buyer for ratemaking purposes, without condition(s) or modification(s) other than condition(s) or modification(s) accepted in writing by the Party or Parties adversely affected by such condition(s) or modification(s).

          1.10      “Contract Price” means the price for all Net Energy that has been agreed to by the Parties in this Agreement and referenced in Appendix A.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

          1.11      “Contract Year” means the period commencing each calendar year on the same calendar date as the Operation Date and ending one (1) year later.

          1.12      “Credit Rating” means (1) with respect to any entity other than a financial institution, the (a) current ratings issued or maintained by S&P’s or Moody’s with respect to such entity’s long-term senior, unsecured, unsubordinated debt obligations (not supported by third-party credit enhancements) or (b) corporate credit rating or long-term issuer rating issued or maintained with respect to such entity by S&P’s or Moody’s, or (2) if such entity is a financial institution, the ratings issued or maintained by S&P’s or Moody’s with respect to such entity’s long-term, unsecured, unsubordinated deposits.

          1.13      “Delay Energy Quantity” means 9,000 kW less any portion of capacity rating (kW) of the Facility that has met the Operation Date requirements specified in Section 4.4 multiplied by the hours beginning with the 744th hour past midnight of the Scheduled Operation Date to midnight of the day preceding the Operation Date, not to exceed, 2,160 total hours.

          1.14      “Delay Liquidated Damages” means the Delay Energy Quantity multiplied by the Delay Price.

          1.15      “Delay Price” means the applicable month’s Market Energy Price less the applicable month’s Contract Price. If this calculation results in a value less than zero (0) then the result will be zero (0).

          1.16      “Designated Dispatch Facility” means Buyer’s generation dispatch group or any subsequent group designated by Buyer.

          1.17      “Effective Date” means the date first written above.

          1.18      “Emergency” means an emergency condition as defined under the Interconnection Agreement or the applicable OATT.

          1.19      “Environmental Attributes” means the aggregate amount of environmental air quality credits, off-sets, or other benefits related to the Net Energy produced by the Facility that reduces, displaces or off-sets emissions resulting from fuel combustion at another location pursuant to any federal, state or local legislation or regulation, and the aggregate amount of credits, offsets or other benefits related to Buyer’s current marketing program, any successor green pricing program, or other environmental or renewable energy credit trading program derived from the use, purchase or distribution of Net Energy from the Facility or any similar program pursuant to any federal, state or local legislation or regulation. The Environmental Attributes include, but are not limited to, green tags, green certificates, renewable energy credits (REC’s) and tradable renewable certificates directly associated with the Net Energy produced at this Facility. One REC is associated with the generation and delivery of one (1) MWh of Net Energy. Notwithstanding any other provision of this Agreement, Environmental Attributes do not include: (1) the PTC’s, (2) any investment tax credits, and any other tax credits, deductions, exemptions, or other tax benefits associated with the Facility, and (3) any state, federal, local or private cash payments, exemptions, refunds or grants relating in any way to the Facility, construction of

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

the Facility or output of the Facility, including the production of Inadvertent Energy, Test Energy, Station Use, or Net Energy.

          1.20      “Facility” means the electric generation facility commonly known as Seller’s Raft River geothermal power plant unit #1, as described in more detail in Appendix B, which includes all of the equipment required to enable this power plant to produce and deliver the energy as specified within this Agreement to the Buyer. This equipment shall include but not be limited to the electrical interconnection equipment, generator, turbine, heat exchanger, and cooling tower(s). The geothermal fluid extraction wells, geothermal fluid injection wells, geothermal fluid transportation systems from the various wells to the generation unit are included in the Facility to the extent that they are used in the production of energy from the Facility.

          1.21      “Facility Assets” shall have the meaning given to that term in Section 30.7.1.

          1.22      “Facility Lender” means, collectively, any lender(s) providing any Project Financing and any successor(s) or assigns thereto.

          1.23      “Financing Documents” means the loan and credit agreements, notes, bonds, indentures, security agreements, lease financing agreements, mortgages, deeds of trust, and other documents relating to any Project Financing for the Facility, and any and all amendments, modifications, or supplements to the foregoing that may be entered into from time to time at the discretion of Seller in connection with any Project Financing of the Facility, or of the Facility in combination with other assets of the Seller.

          1.24      “First Energy Date” means the day commencing at 0001 hours, Mountain Time, following the day that the conditions in Section 3.1 have been satisfied.

          1.25      “Forced Outage” means a Facility condition that requires a sudden or mandatory unplanned curtailment of the Net Energy deliveries from the Facility that (1) is due to equipment failure or unplanned shutdown which was not caused by an event of force majeure or by neglect, disrepair or lack of adequate preventative maintenance of the Seller’s Facility or (2) is required to allow unplanned repair or maintenance to prevent equipment failure.

          1.26      “Good Utility Practice(s)” means any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result of the lowest reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice(s) is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the region and consistently adhered to.

          1.27      “Guaranty” means an instrument or agreement pursuant to which a guarantor guarantees the performance of the obligations of an obligor, which instrument or agreement is substantially in the form set forth as Appendix C.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

          1.28      “Guaranty Default” means with respect to a Guaranty or the guarantor thereunder, the occurrence of any of the following events: (1) any representation or warranty made or deemed to be made or repeated by such guarantor in connection with such Guaranty shall be false or misleading in any material respect when made or when deemed made or repeated; (2) such guarantor fails to pay, when due, any amount required pursuant to such Guaranty; (3) the failure of such guarantor to comply with or timely perform any other material covenant or obligation set forth in such Guaranty if such failure is not capable of remedy or shall not be remedied in accordance with the terms and conditions of such Guaranty; (4) such Guaranty shall expire or terminate, or shall fail or cease to be in full force and effect and enforceable in accordance with its terms against such guarantor, prior to the satisfaction of all obligations of the obligor under this Agreement, in any such case without replacement; (5) such guarantor shall repudiate, disaffirm, disclaim, or reject, in whole or in part, or challenge the validity of, its Guaranty, or (6) such guarantor becomes Bankrupt; provided, however, that no Guaranty Default shall occur or be continuing in any event with respect to a Guaranty after the time such Guaranty is required to be canceled or returned to a Party in accordance with the terms of this Agreement.

          1.29      “Inadvertent Energy” (expressed in kWh), means all of the electric energy produced by the Facility, less Station Use, and delivered to and measured at the Metering Point, less Losses that are incurred between the Metering Point and the Buyer’s Point of Delivery and that is (1) after an Operation Date has been established in the PURPA Agreement and (2) energy in excess of 10,000 kW multiplied by the hours in a given month and, (3) produced prior to the First Energy Date of this Agreement and (4) delivered by the Seller to the Transmitting Entity and (5) delivered by the Transmitting Entity to the Point of Delivery and (6) accepted by the Buyer at the Point of Delivery and (7) not exceeding the Maximum Capacity.

          1.30      “Initial Term” has the meaning given to that term in Section 4.1.1.

          1.31      “Interconnection Agreement” means the agreement between the Interconnection Provider and the Seller that enables the Seller’s energy to be delivered and integrated into the Interconnection Provider’s electrical system.

          1.32      “Interconnection Facilities” means all equipment required to be installed to interconnect and deliver energy from the Facility to the Transmitting Entity’s system including, but not limited to, connection, switching, metering, relaying, communications and safety equipment.

          1.33      “Interconnection Provider” means the electric utility which the Facility is directly electrically interconnected to.

          1.34      “Interest Rate” means (1) for purposes of identifying the Interest Rate to be paid on cash collateral, an annual interest rate equal to the overnight federal funds rates, or (2) for purposes of identifying the Interest Rate to be paid in an event of default, an annual interest rate equal to one hundred percent (100%) of the LIBOR three (3) month rate plus two hundred (200) basis points. The designated Interest Rate shall be the rate published on the date of the invoice, or other notice, in The Wall Street Journal (or, if

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

The Wall Street Journal is not published on that day, the next succeeding date of publication); provided, however, that the annual interest rate used as the Interest Rate shall not exceed the maximum rate permitted by law.

          1.35      “Investor” means any investor(s) (including any transferees of such investors) that acquire a direct or indirect interest in Seller.

          1.36      “Losses” means the loss of electrical energy expressed in kilowatt hours (kWh) occurring as a result of the transformation and transmission of energy between the point where the Facility’s energy is delivered to the Transmitting Entity (measured by the Buyer’s Metering Equipment) and the Point of Delivery on the Buyer’s electrical system. The loss calculation formula will be as specified in Appendix B of this Agreement.

          1.37      “Market Energy Cost” means the monthly weighted average of the daily on-peak and off-peak Dow Jones Mid-Columbia Index (Dow Jones Mid-C Index) prices for non-firm energy. If the Dow Jones Mid-C Index price is discontinued by the reporting agency, both Parties will mutually agree upon a replacement index similar to the Dow Jones Mid-C Index. The selected replacement index will be consistent with other similar agreements and a commonly used index by the electrical industry.

          1.38      “Market Energy Price” means eighty-five percent (85%) of the Market Energy Cost.

          1.39      “Material Adverse Change” means, with respect to Seller’s Guarantor, the Guarantor’s non-credit enhanced unsecured debt has (a) a Credit Rating below BBB- by S&P or below Baa3 by Moody's, or (b) a Credit Rating of BBB– by S&P accompanied by a negative watch or Baa3 by Moody's accompanied by a negative watch, or (c) both ratings are withdrawn or terminated on a voluntary basis by the rating agencies. If S&P changes its rating system during the Term, “BBB–“ shall be replaced by S&P’s lowest investment grade rating under the new rating system; likewise, if Moody’s changes its rating system during the Term, “Baa3” shall be replaced by Moody’s lowest investment grade rating under the new rating system.

          1.40      “Material Breach” means a default or Event of Default (Article 26) subject to Section 26.3.

          1.41      “Maximum Capacity” shall be 15.8 MW.

          1.42      “Metering and Telemetry Equipment” means all equipment specified in the Interconnection Agreement, this Agreement, and any additional equipment specified in Appendix B required to measure, record and telemeter power flows between the Facility and Buyer's electrical system.

          1.43      “Metering Point” means the point on the Transmitting Entity’s or Interconnection Provider’s electrical system where the Seller’s energy is delivered to the Transmitting Entity and measured by the Buyer provided Metering Equipment.

          1.44      “Moody’s” means Moody’s Investor Services, Inc. or its successor.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

          1.45      “NERC” means the North American Electric Reliability Council or its successor.

          1.46      “Net Energy”, expressed in (kWh), means all of the electric energy produced by the Facility, less Station Use, and delivered to and measured at the Metering Point, less Losses that are incurred between the Metering Point and the Buyer’s Point of Delivery and that is (1) after an Operation Date has been established and (2) delivered by the Seller to the Transmitting Entity and (3) delivered by the Transmitting Entity to the Point of Delivery and (4) accepted by the Buyer at the Point of Delivery and (5) not exceeding the Maximum Capacity. Net Energy does not include Test Energy. At any time during the term of this Agreement during which Appendix D is in force, Net Energy shall not include any Surplus/Shortfall Energy as defined in Appendix D.

          1.47      “Net Energy Shortfall” means as calculated in Section 7.5.5 and subject to Net Energy Shortfall Damages.

          1.48      “Net Energy Shortfall Price” means the price used to calculate the Net Energy Shortfall Damages as specified in Appendix E.

          1.49      “Net Energy Shortfall Damages” means any remaining Net Energy Shortfall after the provisions of Section 7.5.5.2 have been applied, multiplied by the Net Energy Shortfall Price applicable to the actual period when the Net Energy Shortfall occurred.

          1.50      “OATT” means the Open Access Transmission Tariff applicable to the Interconnection Provider’s system, the Transmitting Entity’s system, or the Buyer’s transmission system.

          1.51      “Operation Date” means the day commencing at 0001 hours, Mountain Time, following the day that all conditions of Section 4.4 have been satisfied.

          1.52      “Performance Assurance” means collateral in the form of either a Guaranty, cash, letter(s) of credit, or other security acceptable to Buyer, as described in Article 16.

          1.53      “Point of Delivery” means the point where the Transmitting Entity delivers the energy generated by the Facility to the Buyer’s electrical system as specifically described in Appendix B.

          1.54      “Project Financing” means debt with respect to which the Facility Lender(s) are granted security interests in the Facility, as well in such other of Seller’s assets, and in such revenues generated therefrom, as are specified in the Financing Documents.

          1.55      “PTC’s” means Production Tax Credits applicable to electricity produced from certain renewable resources pursuant to 26 U.S.C. § 45, or replacement or substitute tax benefits based on energy production from the Facility.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

          1.56      “PTC Value” means an amount equal to: (A) the PTCs to which Seller would have been entitled with respect to renewable energy it is unable to deliver because of a Buyer Event of Default; plus (B) a “gross up” amount to take into account the federal, state and local income tax to Seller on such payments in lieu of PTCs, so that the net amount retained by Seller, after payment of federal, state and local income taxes, is equal to the amount set forth in clause (A) of this definition. For purposes of determining the foregoing, Seller shall deliver a certificate from an officer of Seller stating the corporate income tax rates (federal, state or local, as applicable) that are in effect for the Seller during the tax year in which the receipt of such PTC Value is taxed, and such income tax rates shall be used in the calculation of the PTC Value.

          1.57      “PURPA Agreement” means the Firm Energy Sales Agreement between the Buyer and the Seller dated December 29, 2004 for delivery of energy from this same Facility to the Buyer.

          1.58      “RRREC” means the Raft River Rural Electric Cooperative or its successor.

          1.59      “Scheduled Maintenance” means as defined in Section 12.2.

          1.60      “Scheduled Operation Date” means the date specified in Appendix B.

          1.61      “Scheduled Outage” means the pre-scheduled kWh curtailment associated with the Scheduled Maintenance.

          1.62      “Seller’s Guarantor” means the entity providing the Guaranty or a successor or assignee thereof that is not experiencing a Material Adverse Change.

          1.63      “Site” means the parcel of real property on which the Facility will be constructed and located, including any easements, rights-of-way, surface use agreements, and other interests or rights in real estate reasonably necessary for the construction, operation and maintenance of the Facility.

          1.64      “Station Use” means electric energy produced by the Facility that is used to operate equipment that is auxiliary or otherwise related to the production of electricity by the Facility. The Buyer shall have the option to serve certain Facility loads such as irrigation pumps, geothermal production pumps, Site lighting and Site offices from the Facility or as purchased power from RRREC. Power purchased from RRREC shall not be regarded as Station Use energy.

          1.65      “S&P” means Standard & Poor’s, a division of McGraw-Hill Companies Inc. or its successor.

          1.66      “Term” means the period of time during which this Agreement shall remain in full force and effect, including the Initial Term and any extension of the Term as provided in Article 4.

          1.67      “Test Energy” (expressed in kWh), means all of the electric energy produced by the Facility, less Station Use, and delivered to and measured at the Metering

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

Point, less Losses that are incurred between the Metering Point and the Buyer’s Point of Delivery and that is (1) prior to an Operation Date being established and (2) delivered by the Seller to the Transmitting Entity and (3) delivered by the Transmitting Entity to the Point of Delivery and (4) accepted by the Buyer at the Point of Delivery and (5) not exceeding the Maximum Capacity. At any time during the term of this Agreement during which Appendix D is in force, Test Energy shall not include any Surplus/Shortfall Energy as defined in Appendix D.

          1.68      “Total Annual Facility Net Energy” means the sum of twelve (12) months of actual Net Energy beginning with March 1st of each calendar year.

          1.69      “Transmitting Entity” means the signatory(s) (other than the Seller) to the Transmission Agreement referred to in Article 8 and their successors and assigns.

          1.70      “WECC” means the Western Electricity Coordinating Council or its successor.

ARTICLE 2
RULES OF CONSTRUCTION

          2.1      General. The defined terms listed in Article 1 (as indicated by initial capitalization) shall have the meanings set forth in Article 1 whenever the terms appear in this Agreement and attached Appendices, whether in the singular or the plural or in the present or past tense. Other terms used in this Agreement but not listed in Article 1 shall have meanings as otherwise defined within this Agreement or as commonly used in the English language and, where applicable, in Good Utility Practice(s). Words not otherwise defined in this Agreement that have well-known and generally accepted technical or trade meanings are used in accordance with such recognized meanings. In addition, the following rules of interpretation shall apply:

                         2.1.1     The masculine shall include the feminine and neuter.

                         2.1.2      References to “Articles,” “Sections,” or “Appendices” shall be to articles, sections or appendices of this Agreement.

                         2.1.3      The Appendices attached to this Agreement are incorporated in and are intended to be a part of this Agreement.

                         2.1.4      This Agreement was negotiated and prepared by both Parties with the advice and participation of counsel. The Parties have agreed to the wording of this Agreement, and none of the provisions of this Agreement shall be construed against one Party on the ground that such Party is the author of this Agreement or any part of this Agreement.

                         2.1.5      The Parties shall act reasonably and in accordance with the principles of good faith and fair dealing in the performance of this Agreement. Unless expressly provided otherwise in this Agreement, (i) where the Agreement requires consent, approval, or a similar action by a Party, such consent, approval or other action shall not be unreasonably withheld, conditioned or delayed, and (ii) where the Agreement

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

gives a Party a right to determine, require, specify or take similar action with respect to a matter, such determination, requirement, specification or similar action shall be reasonable.

          2.2      Interpretation of Interconnection Agreement, Transmission Agreement(s), transmission arrangements and Buyer’s Delivery Business Unit documentation. The Parties recognize that the Seller will enter into separate Interconnection, Transmission Agreements and transmission arrangements enabling the delivery of the Facility’s electrical energy not to exceed the Maximum Capacity to the Buyer. These agreements and arrangements shall include but not be limited to an Interconnection Agreement with the Interconnection Provider, Transmission Agreement(s) with all appropriate Transmitting Entities (e.g., RRREC, BPA, etc.) and documentation from the Buyer’s Delivery Business Unit approving the delivery of the Facility’s energy to the Point of Delivery.

                         2.2.1      The Parties acknowledge and agree that the Interconnection Agreement, Transmission Agreement(s), transmission arrangements and the Buyer’s Delivery Business Unit documentation shall be separate and free-standing documents, agreements and arrangements, and that the terms of this Agreement are not binding upon the Interconnection Provider, Transmission Entity, transmission arrangements or the Buyer’s Delivery Business Unit.

                         2.2.2      Notwithstanding any other provision in this Agreement, nothing in the Interconnection Agreement, Transmission Agreement(s), transmission arrangements or the Buyer’s Delivery Business Unit documentation shall alter or modify the Buyer’s or Seller’s rights, duties and obligations under this Agreement. This Agreement shall not be construed to create any rights between the Seller and the Interconnection Provider, Transmitting Entity(s) or the Buyer’s Delivery Business Unit.

                         2.2.3      Seller expressly recognizes that, for purposes of this Agreement, the Interconnection Provider, Transmitting Entity(s) and the Buyer’s Delivery Business Unit shall be deemed to be separate entities and separate contracting parties whether or not any of these agreements and/or other documentation are provided by or entered into by the Buyer or an Affiliate of the Buyer.

ARTICLE 3
CONDITIONS TO ACCEPTANCE OF ENERGY FIRST ENERGY DATE

          3.1      Conditions. As a condition of the Buyer’s acceptance of deliveries of energy from the Seller, the following conditions shall be satisfied. If any of the following conditions to acceptance of energy have been satisfied in a different energy sales agreement between the Buyer and the Seller that provides for the delivery of this same Facility’s energy to the Buyer, the Seller may reference this previously provided information in their response to each requirement and if the Buyer determines the previously provided information is acceptable, the Buyer shall not require additional information to satisfy that specific requirement.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

                         3.1.1      The Commission shall have approved this Agreement as contemplated by Articles 28 and 29, or Buyer shall have waived such approval.

                         3.1.2      Seller shall have notified Buyer of the expected First Energy Date no later than five (5) Business Days before the expected First Energy Date.

                         3.1.3      Seller shall have delivered to the Buyer a certificate signed by an officer of Seller (1) certifying that to the best of the officer’s knowledge all licenses, permits or approvals necessary for Seller’s commencement of deliveries have been obtained from applicable federal, state or local authorities, and (2) listing all such licenses, permits and approvals.

                                        3.1.3.1      Seller shall certify that either (a) the Seller’s market-based tariff applicable for sale of the Test Energy and Net Energy has attained FERC Market-Rate authority or (b) the Facility is exempt from FERC Market-Rate authority and such application or acceptance is not required for Seller to commence Test Energy and Net Energy deliveries under this Agreement.

                         3.1.4      Opinion of Counsel. Seller shall have submitted to the Buyer an opinion letter signed by a law firm that includes attorneys admitted to practice and in good standing in the State of Idaho providing an opinion that Seller’s licenses, permits and approvals as set forth in Section 3.1.3 above are legally and validly issued, are held in the name of the Seller and, based on a reasonable review (which may include reliance on certificates provided by officers or other responsible personnel of Seller), the firm is of the opinion that Seller is in substantial compliance with said permits as of the date of the opinion letter. The opinion letter will be in a form acceptable to Buyer and will acknowledge that the firm rendering the opinion understands that Buyer is relying on said opinion in connection with and for the purposes of this transaction. Buyer’s acceptance of the form will not be unreasonably withheld, conditioned or delayed. The opinion letter will be governed by and shall be interpreted in accordance with the legal opinion accord of the American Bar Association Section of Business Law (1991). If Buyer does not object in writing to the proposed form of opinion letter within ten (10) Business Days after receiving in it, it shall be deemed accepted.

                         3.1.5      Seller shall have delivered to Buyer certification that the Facility is substantially complete, tested and capable of beginning energy deliveries to the Buyer in a safe manner.

                         3.1.6      Engineer’s Certifications. Submit an executed Engineer's Certification of Design & Construction Adequacy and an Engineer's Certification of Operations and Maintenance (O&M) Policy. These certificates will be in the form specified in Appendix F but may be modified to the extent necessary to recognize the different engineering disciplines providing the certificates.

                         3.1.7      Insurance. Submit written proof to the Buyer of all insurance required in Article 15.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

                         3.1.8      Interconnection Agreement, Transmission Agreement(s), transmission arrangements and Buyer’s Delivery Business Unit documentation. Provide the Buyer with proof that all Interconnection Agreements, Transmission Agreement(s), transmission arrangements and Buyer’s Delivery Business Unit approvals, including proof that firm transmission capacity has been acquired that enables the Facility to deliver Test Energy and Net Energy to the Buyer’s Point of Delivery equal to the Maximum Capacity are complete.

                         3.1.9      Written Acceptance. Request and obtain written confirmation from the Buyer that all conditions to acceptance of Test Energy have been fulfilled. Such written confirmation shall be provided within a commercially reasonable time following the Seller’s request and will not be unreasonably withheld by the Buyer.

The conditions set forth in this Section 3.1 are to be used solely for purposes of determining when the Facility has achieved its First Energy Date. They are not intended to affect in any way when the Facility is deemed to have been “placed in service” for purposes of PTC eligibility.

          3.2      Buyer’s Approval of First Energy Date; Disagreements. Seller’s designation of the First Energy Date shall be subject to Buyer’s approval, which Buyer shall not unreasonably withhold, condition or delay. No later than five (5) Business Days after Seller’s notification to the Buyer of the Seller’s proposed First Energy Date, as specified in Section 3.1.9, Buyer shall send Seller a written notice, either (A) approving the First Energy Date specified in the notice, or (B) setting forth in reasonable detail Buyer’s reasons for concluding that the First Energy Date has not been achieved or will be achieved on a date other than the date designated in Seller’s notice. If Buyer does not respond on or before the fifth (5th) Business Day after Seller’s notice, the First Energy Date shall be deemed to have occurred on the date designated in Seller’s notice. If Buyer reasonably disagrees that the First Energy Date has been achieved, the Parties shall cooperate promptly and in good faith to address Buyer’s concerns and agree upon the First Energy Date. If the Parties are unable to agree to a First Energy Date within ten (10) Business Days of Buyer’s notice of disagreement, either Party may pursue dispute resolution under Article 25 to determine the First Energy Date.

ARTICLE 4
TERM AND OPERATION DATE

          4.1      Term.

                         4.1.1      Initial Term. This Agreement shall become effective as of the Effective Date and shall remain in full force and effect through the last day of the month in which the twenty-fifth (25th) anniversary of the Operation Date occurs, subject to any termination provisions set forth in this Agreement (the “Initial Term”).

                         4.1.2      Buyer’s Option to Extend Term. Buyer shall have the option to extend the Term. Buyer may exercise this option by giving irrevocable notice of exercise to Seller on or before the end of the twenty-third (23rd) Contract Year. If Buyer does not timely exercise this option, the option shall automatically expire. The option set forth in

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

this Section shall automatically terminate upon any termination of this Agreement. If Buyer timely exercises this option, the Parties will negotiate, in good faith, the terms and conditions under which the Term of this Agreement would be extended; provided, however, the option set forth in this Section shall terminate without liability to either Party if the Parties fail to enter into a definitive written agreement concerning the extension to the Term within six (6) months following the date of Buyer’s notice. The terms and conditions of any such extension shall be subject to the Parties’ respective management, Board of Directors, and any required Commission approval.

          4.2      Progress Reports. On the first day of each calendar month following the Effective Date until the Operation Date is achieved, Seller shall submit to the Buyer progress reports on the development and construction of the Facility in a form reasonably satisfactory to the Buyer. These Progress Reports shall include, but not be limited to, a project development schedule including all significant activities and milestones and the status of these items, notation and explanation of any significant delays and the Seller’s planned action, and other information pertinent to Seller’s progress on development and construction of the Facility.

          4.3      Monitoring of Facility. Buyer shall have the right at its sole risk and expense to monitor the construction, start-up and testing of the Facility and the Seller shall comply with all reasonable requests of the Buyer with respect to these monitoring events. Seller shall cooperate in such physical inspections of the Facility as may be reasonably requested by the Buyer during and after completion of construction. All persons visiting the Facility on behalf of the Buyer shall comply with all of the Seller’s applicable safety and health rules and requirements. Buyer’s technical review and inspection of the Facility shall not be construed as endorsing the design of the Facility nor as any warranty of the safety, durability, or reliability of the Facility.

          4.4      Operation Date. Seller will in good faith seek to achieve the Operation Date by the Scheduled Operation Date. The Operation Date shall occur after all of the following conditions have been satisfied. If any of the following conditions to achieve an Operation Date have been satisfied in a different energy sales agreement between the Buyer and the Seller that provides for the delivery of this same Facility’s energy to the Buyer, the Seller may reference this previously provided information in their response to each requirement and if the Buyer determines the previously provided information is acceptable, the Buyer shall not require additional information to satisfy that specific requirement.

                         4.4.1      Seller shall notify the Buyer of the Seller’s proposed Operation Date, in written form no later than five (5) Business Days prior to the proposed Operation Date.

                         4.4.2      Seller shall have completed and shall have maintained all conditions to acceptance of energy as specified in Article 3.

                         4.4.3      The generator, turbines, extraction wells, injection wells and other associated equipment enabling the Facility to deliver at least 4,000 kW of Net Energy in a

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

stable, reliable, consistent and safe manner have been installed, tested and determined to be functioning properly.

                         4.4.4      All Facility systems necessary for the stable, safe, reliable and consistent operation of the installed Facility are substantially complete, any testing of the installed Facility required pursuant to the Interconnection Agreement, Transmission Agreements, transmission arrangements, Buyer’s Delivery Business Unit documents and equipment supplier requirements have been successfully completed, and the Facility is available for operation in all material respects in accordance with applicable laws.

                         4.4.5      Seller shall have delivered to Buyer a “Certificate of Facility Completion” signed by an officer of Seller certifying that the requirements of Sections 4.4.3 and 4.4.4 have been satisfied with respect to the Facility.

                         4.4.6      Seller shall have requested and obtained written confirmation from the Buyer that all conditions to receiving an Operation Date have been fulfilled. Such written confirmation shall be provided within a commercially reasonable time following the Seller’s request and will not be unreasonably withheld by the Buyer.

These Operation Date requirements are to be used solely for purposes of determining when the Facility has achieved its Operation Date. They are not intended to affect in any way when the Facility is deemed to have been “placed in service” for purposes of PTC eligibility.

          4.5      Buyer’s Approval of Operation Date; Disagreements. Seller’s designation of the Operation Date shall be subject to Buyer’s approval, which Buyer shall not unreasonably withhold, condition or delay. No later than five (5) Business Days after Seller’s notification to the Buyer of the Seller’s proposed Operation Date, as specified in Section 4.4.6, Buyer shall send Seller a written notice, either (A) approving the Operation Date specified in the notice, or (B) setting forth in reasonable detail Buyer’s reasons for concluding that the Operation Date has not been achieved or will be achieved on a date other than the date designated in Seller’s notice. If Buyer does not respond on or before the fifth (5th) Business Day after Seller’s notice, the Operation Date shall be deemed to have occurred on the date designated in Seller’s notice. If Buyer reasonably disagrees that the Operation Date has been achieved, the Parties shall cooperate promptly and in good faith to address Buyer’s concerns and agree upon the Operation Date. If the Parties are unable to agree to an Operation Date within ten (10) Business Days of Buyer’s notice of disagreement, either Party may pursue dispute resolution under Article 25 to determine the Operation Date. Upon completion of the dispute resolution process establishing an Operation Date and/or upon mutual agreement between the Parties of an Operation Date, the Buyer shall revise any previous Net Energy payments to reflect the applicable Net Energy Price from the date of the agreed upon Operation Date.

          4.6      Continuing Obligations. Seller shall provide Buyer with the following during the Term of this Agreement:

                         4.6.1      At Buyer’s request, Seller shall provide evidence that it is in compliance with the insurance requirements set forth in Section 15.2.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

                         4.6.2      Seller shall maintain compliance and remain in good standing in all requirements of Articles 3 and 4 of this Agreement.

ARTICLE 5
PRICE

          5.1      Test Energy Price. Notwithstanding any other energy pricing provisions in the Agreement, Buyer shall pay the Seller the lesser of the current month Market Energy Price or Contract Price for each kWh of Test Energy.

          5.2      Net Energy Price. For all Net Energy delivered by the Seller to the Buyer from the Operation Date through the end of the Initial Term, Buyer shall pay the Seller the Contract Price.

          5.3      Inadvertent Energy Price. At the time the First Energy Date is established as specified within this Agreement, a price shall be calculated to be paid by Buyer for the Inadvertent Energy. This price shall be the lesser of the monthly Market Energy Price or the monthly Contract Price for the specific and individual month(s) in which actual Inadvertent Energy was accepted by the Buyer.

          5.4      Contract Price, Terms and Conditions to Remain in Effect for Term. The prices, terms and conditions specified in this Agreement shall remain in effect until expiration of the Term. Notwithstanding any provision in this Agreement, neither Party shall seek, nor shall support any third party in seeking, to prospectively or retroactively revise the prices, terms or conditions of service of this Agreement through application or complaint to FERC pursuant to the provisions of Section 205, 206 or 306 of the Federal Power Act, or any other provisions of the Federal Power Act, absent the prior written agreement of the Parties. Further, absent the prior agreement in writing by both Parties, the standard of review for changes to the prices, terms and conditions of service of this Agreement proposed by a Party, a non-Party or the FERC acting sua sponte shall be the “public interest” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 US 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 US 348 (1956).

ARTICLE 6
ENVIRONMENTAL ATTRIBUTES

          6.1      Environmental Attributes. The Parties’ ownership of the Environmental Attributes shall be as specified in Appendix G of this Agreement. Title to all Environmental Attributes that the Buyer has attained the rights to shall pass to the Buyer within thirty-one (31) days of transfer of title of the associated Test Energy or Net Energy to the Buyer. If after the Effective Date of this Agreement, any additional Environmental Attributes or similar environmental attribute is created by legislation or regulation, the Buyer shall be granted ownership of these additional items associated with the Test Energy or the Net Energy delivered by the Seller to the Buyer in the same proportion as the Environmental Attributes distributed to the Buyer under this Agreement at no additional cost.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

          6.2      Concurrent with the monthly Billing Invoice, the Seller shall deliver to the Buyer an Environmental Attribute Attestation and Bill of Sale with respect to the Environmental Attributes sold or transferred to the Buyer associated with energy delivered to the Buyer in the previous month.

          6.3      The Parties shall cooperate to ensure that all Environmental Attribute certifications, rights and reporting requirements are completed by the responsible Parties.

                         6.3.1      Neither the Seller nor the Buyer shall report under Section 1605(b) of the Energy Policy Act of 1992 or under any applicable program that any Environmental Attributes are owned by any entity, other than the Party or other entity entitled to such Environmental Attributes in accordance with the terms of this Agreement.

                         6.3.2      Environmental Attributes owned by one Party cannot be sold, traded, assigned or otherwise transferred or claimed by the other Party.

                         6.3.3      As requested by the Buyer, the Seller shall obtain any Environmental Attribute certifications required by the Buyer for those Environmental Attributes delivered to the Buyer from the Seller. If the Seller incurs cost, as a result of a Buyer’s request, Seller shall invoice the Buyer for the reasonable costs of providing such certification. If the Buyer elects to obtain its own certifications, then Seller shall fully cooperate with the Buyer in obtaining such certification.

ARTICLE 7
DELIVERY AND SHORTFALL OBLIGATIONS

          7.1      Delivery and Acceptance of Test Energy. Except when either Party's performance is excused as provided herein, the Buyer will purchase and Seller will sell the Test Energy produced by the Facility.

          7.2      Delivery and Acceptance of Net Energy. Except when either Party's performance is excused as provided herein, the Buyer will purchase and Seller will sell the Net Energy produced by the Facility.

          7.3      No Deliveries In Excess of the Maximum Capacity. Under no circumstances will the Transmitting Entity deliver Net Energy and/or Test Energy on behalf of the Seller’s Facility to the Point of Delivery in an amount that (1) exceeds 16.55 MW at any moment in time or (2) that exceeds the Maximum Capacity by any amount for more than five (5) consecutive minutes. Delivery of Net Energy and/or Test Energy by the Transmitting Entity to the Point of Delivery that exceeds either item 1 or 2 of this section shall be a Material Breach of this Agreement.

          7.4      Forecasting. At its expense, Seller shall provide to Buyer for the Term, forecasting information provided via electronic format acceptable to the Buyer or any other format that the Buyer and Seller mutually agree is acceptable. The Seller shall be responsible for all costs associated with creating and transmitting the forecasting information to the Buyer. Each forecast will take into account any Scheduled Outages, any known Forced Outages, known curtailments or known capacity deratings affecting

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

the Facility. The Buyer and Seller shall mutually develop and approve the electronic format and process of transmitting the data no later than thirty (30) days prior to the Operation Date. The forecasting information shall be provided as follows:

(1) No later than 1:00 pm each Business Day, the Seller shall provide an hourly forecast that starts at 5:00 am Pacific Time of the next day and runs for a minimum of 168 hours (7 days).

(2) Any deviations exceeding or equal to plus or minus 10% of the previously provided forecast will be communicated to the Buyer in a prompt and timely manner. In the case of a planned event the Seller shall notify the Buyer by 5:00 pm Pacific Time of the preceding day of any Net Energy forecasting deviation of the previously provided forecast. In the case of an unplanned event, the Seller shall notify the Buyer promptly after the occurrence of the unplanned event. In both cases, the Buyer will include with this notification the expected duration and quantity of the energy delivery reductions that will occur at the Point of Delivery.

                         7.4.1      Basis of Forecasts. The forecasts called for by this Agreement shall be consistent with any specific requirements of this Agreement, geothermal industry standards and Good Utility Practice(s).

                         7.4.2      Provision of Forecasting. The provision of the forecasting information described in Section 7.4 in accordance with Good Utility Practice(s) is an integral component of this Agreement. Accordingly, Seller shall act in a manner consistent with Good Utility Practice(s) with the goal of providing timely, useful, quality forecasts to the Buyer under Section 7.4. If Seller fails in any material respect to act in conformity with the preceding sentence, Buyer may provide notice to Seller stating in reasonable detail the basis for Buyer’s belief that Seller is defaulting in its obligations under this Article 7. Seller shall have ten (10) Business Days in which to cure the alleged default, to commence the cure of the alleged default if it cannot reasonably be cured within the ten (10) Business Day period (and thereafter diligently pursue such cure to completion), or to submit the matter to dispute resolution under Article 25. With respect to any Facility Lender or Investor, the ten (10) Business Day periods set forth in the preceding sentence shall be extended to thirty (30) days from date of Buyer’s notice to Seller under this Section 7.4. As long as Seller is pursuing dispute resolution under Article 25 in good faith, Seller shall not be in default of this Section and shall have sixty (60) days from any final resolution of the dispute in which to implement any agreed-upon or required cure (“Forecast Cure Period”). If Seller fails to cure the default within the Forecast Cure Period, the provisions contained in Appendix D shall govern in lieu of Section 7.4 effective as of the first day of the next calendar month following the end of the Forecast Cure Period.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

          7.5      Output Guarantee

                         7.5.1      By December 1st of each calendar year, the Seller shall submit in writing to the Buyer the identity of a licensed professional independent engineer or licensed professional independent engineering firm (not required to be licensed in the State of Idaho) and the independent engineer or engineering firm’s qualifications that the Seller intends to contract with to complete the annual certification as required in this Section. The Seller shall be responsible for all costs of retaining this engineer and the cost of completing the certification as required within this Section. No later than ten (10) Business Days after Seller’s notification to the Buyer of the Seller’s proposed independent engineer or independent engineering firm, Buyer shall send Seller a written notice, either (A) approving the independent engineer or independent engineering firm specified in the notice, or (B) setting forth in reasonable detail Buyer’s reasons for concluding that the independent engineer or independent engineering firm selected by the Seller is not acceptable. If Buyer does not respond on or before the end of the tenth (10th) Business Day after Seller’s notice, the independent engineer or the independent engineering firm selected by the Seller shall be deemed to be acceptable. If Buyer reasonably disagrees that the Seller selected independent engineer or independent engineering firm is acceptable, the Parties shall cooperate promptly and in good faith to address Buyer’s concerns and agree upon an independent engineer or independent engineering firm. If the Parties are unable to agree to an independent engineer or independent engineering firm within ten (10) Business Days of Buyer’s notice of disagreement, either Party may pursue dispute resolution under Article 25 to determine an independent engineer.

                         7.5.2      No later than February 1st of each calendar year, the Seller will provide the Buyer with a report and an energy forecast, stamped and approved by the professional independent engineer or the independent engineering firm specified above, containing at the minimum, certification of the following:

a)

Current status of the geothermal resource in comparison to the previous status of the resource. This information will include a detailed description of any geothermal resource degradation, the apparent cause of such degradation, assessment of future status of the resource and its ability to sustain its current level of output in consideration of the requirements of Section 7.9.

b)

Estimated lost Net Energy (measured in kWh) production associated with Scheduled Outages as specified in Section 1.61 that are planned to occur for the next twenty-four (24) months beginning with March 1st of the current year.

c)	Estimated energy (measured in kWh) that the Facility will be able to deliver to the Point of Delivery for each of the next twenty-four (24) months beginning with March of the current year.

d)	The assumptions used by the engineer.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

                         7.5.3      No later than ten (10) Business Days after Seller provides a written copy of the certification as specified above to the Buyer, the Buyer shall send Seller a written notice, either (A) approving the certification, or (B) setting forth in reasonable detail Buyer’s reasons for concluding that the certification is not acceptable. If Buyer does not respond on or before the end of the tenth (10th) Business Day after Seller’s notice, the certification provided by the Seller shall be deemed to be acceptable. If Buyer reasonably disagrees that the Seller’s certification is acceptable, the Parties shall cooperate promptly and in good faith to address Buyer’s concerns and agree upon a certification. If the Parties are unable to agree on the certification as being acceptable within ten (10) Business Days of Buyer’s notice of disagreement, either Party may pursue dispute resolution under Article 25 to determine an acceptable certification.

                         7.5.4      The “Annual Output Forecast” (measured in kWh) shall be the sum of the monthly estimated energy established in Section 7.5.2 c) for the first twelve (12) months of the information provided or 108,186,000 kWh whichever is lower. The last Annual Output Forecast of the Initial Term of this Agreement shall be based upon the actual months available for the project to deliver Net Energy from March 1st to the last day of the Initial Term of this Agreement, which may or may not be a full twelve (12) months.

           7.5.4.1      For the period of March 1, 2008 through February 28, 2010 an Annual Output Forecast shall be provided for information purposes only and no Net Energy Shortfall will be calculated for this period.

           7.5.4.2      Upon conclusion of an event that causes energy deliveries to the Buyer to be reduced, the Seller shall calculate the quantity of energy delivery reductions they believe occurred due to the event. These events shall include Forced Outages, force majeure, actual Scheduled Maintenance outages, curtailments required by the Buyer, curtailments required by the Buyer’s Delivery Business Unit or the Transmitting Entity(s). Upon mutual agreement as to the quantity of energy delivery reduction, the Annual Guaranteed Output shall be adjusted accordingly.

                         7.5.5      Energy Delivery Guarantee, Reconciliation, and Net Energy Shortfall Determination. Seller guarantees that the Total Annual Facility Net Energy shall equal or exceed the Annual Guaranteed Output for each period during the Initial Term of this Agreement beginning with March 1, 2010. The determination of whether Seller has met its Annual Guaranteed Output requirement shall be made on an annual basis beginning on March 1, 2011 by comparing the amount of the previous twelve (12) month’s Total Annual Facility Net Energy to the Annual Guaranteed Output as provided for in this Section.

          7.5.5.1      If the Total Annual Facility Net Energy is equal to or greater than the Annual Guaranteed Output in the applicable period, Seller shall be deemed to have met its Annual Guaranteed Output obligation for that period, and Seller shall have no obligation to pay Net Energy Shortfall Damages or to true-up
POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

energy delivery obligations with respect to that period. Any Net Energy delivered during this period exceeding the Annual Guaranteed Output may be used to make up the previous period Net Energy Shortfall if one exists.

         7.5.5.2      If the Total Annual Facility Net Energy is less than the Annual Guaranteed Output for a specified period, then a Net Energy Shortfall exists and is equal to the Annual Guaranteed Output minus the Total Annual Facility Net Energy. The Net Energy Shortfall may be made up in the subsequent twelve (12) month period beginning at March 1. Net Energy delivered during the immediately following twelve (12) month period in excess of the Annual Guaranteed Output for that period may be used to make up the previous period’s Net Energy Shortfall. At the end of the subsequent twelve (12) month period, if the Net Energy Shortfall has not been made up, then any remaining Net Energy Shortfall Damages will be calculated based upon any remaining balance of the Net Energy Shortfall and a billing will be presented to the Seller which the Seller will be required to pay the Buyer within fifteen (15) days of the date of the billing notice.

Any remaining Net Energy Shortfall at the end of the Initial Term of this Agreement will be payable to the Buyer within fifteen (15) days of the date of the billing notice being provided to the Seller.

          7.6      Effect of Appendix D on Net Energy Shortfalls and Net Energy Shortfall Damages. At the time Appendix D is implemented, the current year’s Net Energy deliveries shall be compared to the Annual Guaranteed Output on a pro-rata basis for the current Annual Guarantee Output period. If there is a Net Energy Shortfall, then Net Energy Shortfall Damages shall be calculated. If there have been Net Energy deliveries in excess of the pro-rated Annual Guaranteed Output, then the excess Net Energy may be applied to any Net Energy Shortfall from the previous Annual Guarantee Output period. Any Net Energy Shortfall Damages due shall be billed by Buyer to Seller and shall be due within fifteen (15) days of the presentation of the billing. Upon implementation of Appendix D, all Net Energy Shortfall calculations will be suspended until such time as this Agreement is terminated or application of Appendix D rescinded.

          7.7      Seller’s Reversion Rights. At any time after Appendix D takes effect, Seller may from time to time propose to Buyer forecasting information and/or processes that are in accord with Good Utility Practice(s). The proposed forecasting process shall be subject to Buyer’s approval, which Buyer shall not unreasonably withhold, condition or delay. If the proposed forecasting process is approved by Buyer, Appendix D shall cease to be effective as of the first day of the calendar month following such approval (or as otherwise agreed by the Parties). If Appendix D ceases to be effective pursuant to this Section 7.7 all Sections of this agreement previously suspended due to Appendix D becoming effective shall become operative again (including the right to invoke

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

Appendix D), with Total Annual Facility Net Energy to be tested against Annual Guaranteed Output prorated for the months remaining in the current Annual Guaranteed Output period and for all full Annual Guaranteed Output periods thereafter.

          7.8      Buyer Adjustment of the Annual Guaranteed Output

                         7.8.1      The Buyer shall be excused from accepting and paying for Net Energy and Test Energy produced by the Facility and delivered by the Transmitting Entity to the Point of Delivery if it is prevented from doing so by an event of Force Majeure, or if the Buyer determines that curtailment, interruption or reduction of Net Energy or Test Energy deliveries is necessary because of line construction or maintenance requirements, emergencies, electrical system operating conditions on its system or as otherwise required by Good Utility Practice(s) provided that during such curtailment, interruption or reduction the Buyer, the Transmitting Entity and the Seller shall within reasonable limits attempt to coordinate, schedule and deliver Net Energy to the Buyer’s electrical system at other points of delivery if the Buyer is capable of accepting the Net Energy deliveries at other points of delivery at no additional cost to the Buyer. The Buyer shall not curtail Net Energy or Test Energy deliveries from the Seller’s Facility due to economic dispatch. If the Buyer requires a curtailment of the Facility’s Net Energy or Test Energy deliveries to the Point of Delivery, any such curtailment shall not exceed the Facility’s pro-rata contribution to the event causing the curtailment. For example – if 500 MW of generation resources are making use of the same firm transmission path and a 50 MW curtailment is required on this transmission path, the Facility will be required to curtail no more then 10% (50 MW / 500 MW) of its actual energy production at the time the curtailment event occurs.

          7.8.1.1      If, for reasons other than an event of Force Majeure, the Buyer requires curtailment, interruptions or reductions of Net Energy deliveries for a period that exceeds twenty (20) days, beginning with the twenty-first (21st) day of such interruption, curtailment or reduction, Seller will be deemed to be delivering Net Energy at a rate equivalent to the daily average of the Net Energy deliveries that were occurring during the immediately proceeding twenty-four (24) hour period prior to the curtailment. Buyer will notify Seller when the interruption, curtailment or reduction is terminated.

                         7.8.2      If the Buyer is excused from accepting and paying for Net Energy as allowed within this Agreement or the Seller is prevented from delivering Net Energy to the Buyer as provided for in this Agreement, the Seller may attempt to sell all or a portion of the Net Energy to another party.

                         7.8.3      If the Buyer is required to reduce Net Energy deliveries to the Buyer from the Seller’s Facility as described in Section 7.8.1, the Annual Guaranteed Output for the impacted Annual Guaranteed Output period(s) will be revised to reflect the reduction of Net Energy deliveries that were a direct result of the Buyer’s need to reduce Net Energy deliveries.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

     7.9      Requirements for the Addition of New Geothermal Energy Uses.

Seller may add additional uses of geothermal energy controlled by Seller or available for Seller’s use, subject to the terms of this Section 7.9.

                         7.9.1      Certification of Geothermal Energy Sufficiency. Prior to allowing each new geothermal use(s) to be built and delivery of geothermal energy to commence to the new geothermal use(s), an independent licensed geothermal reservoir engineer shall certify that for the remaining Term of this Agreement and in the professional judgment of this engineer, the geothermal energy production capability of the geothermal resource controlled by Seller or available for Seller’s use is sufficient to supply at least one hundred percent (100%) of the geothermal energy requirements of (1) the Facility, (2) the existing other use(s) of geothermal energy, and (3) the proposed new use(s) of the geothermal energy.

          7.9.1.1      The independent engineer shall be selected by Seller and shall be reasonably acceptable to Buyer. The Seller shall be responsible for all costs of retaining this engineer and the cost of completing the certification as required within this Section.

          7.9.1.2      Seller shall provide Buyer with a copy of the independent engineer’s certification prior to adding any additional geothermal uses.

                         7.9.2      Allocation of Geothermal Energy Shortfalls. If during the Term of this Agreement, the geothermal energy controlled by Seller, or available for Seller’s use is unable to provide the Facility and the additional geothermal use(s) installed per the requirements of Section 7.9.1 with adequate geothermal energy to maintain operations of all of the geothermal use(s) at full design capacity, then Seller shall allocate the geothermal energy between the Facility and the additional geothermal use(s) installed per the requirements of Section 7.9.1. The allocation shall be pro-rata between the Facility and the other use(s), based on the percentage of their particular design geothermal energy usage rates compared to the total design geothermal energy usage rate of the group. Geothermal energy use(s) that utilize waste heat from the Facility or from other user(s) shall be excluded from the above pro-rata allocations. A pro-ration of the geothermal resource shall not be required if so doing requires capital investment by the Seller with a negative net present value.

          7.10      Title and Risk of Loss. As between the Parties, Seller shall be deemed to be in control of the energy output from the Facility up to and until delivery and acceptance at the Point of Delivery by the Buyer. Title and risk of loss related to the energy shall transfer from Seller to Buyer at the Point of Delivery.

          7.11      Station Energy. This Agreement does not require Buyer to supply any electric service to the Seller or to the Facility. Seller shall enter into separate arrangements for the supply of electric services to the Facility. Seller is responsible for causing these electric services to be available before the First Energy Date. Seller will specifically design the Facility to ensure that no energy purchased for supply of electric

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

energy to the Facility is delivered to the Buyer by the Transmitting Entity as Net Energy or Test Energy.

          7.12      Buyer’s Failure to Take Energy. Except as expressly provided by Section 7.8.1, if the Buyer fails to accept all or part of the energy that the Facility is able to generate and the Transmitting Entity is able to deliver to the Point of Delivery after the Operation Date that is less than the Maximum Capacity, and such failure is not excused under the terms of this Agreement then (1) For energy from the Facility that is sold to another party, Buyer shall pay Seller an amount equal to the positive difference, if any, obtained by subtracting the sales price obtained by the Seller from selling the energy to another party, from the Contract Price for such energy, or (2) For any amount of energy which the Seller is capable of generating but is unable to sell to either the Buyer or another party, Buyer shall pay Seller the Contract Price plus the applicable PTC Value plus the value of the Environmental Attributes that would have gone to the Seller with respect to all energy not received. Each payment under this Section shall be due for the month in which the failure occurred or within fifteen (15) Business Days after Buyer’s receipt of an invoice. The invoice for such amount shall include a written statement explaining in reasonable detail Seller’s calculation of the energy that would have been delivered to Buyer but for Buyer’s failure to receive it and the amount due.

ARTICLE 8
TRANSMISSION AGREEMENT

          8.1      Transmission Agreement. The Seller will arrange and pay for the delivery of Test Energy and/or Net Energy over the facilities of the Transmitting Entities (BPA and the RRREC) to the Point of Delivery. The delivery of Net Energy and Test Energy from the Facility to the Point of Delivery shall be in accordance with the terms and conditions of a Transmission Agreement(s) and/or transmission arrangement(s) between the Seller and the Transmitting Entities and must make use of firm transmission capacity over the Transmitting Entities facilities for delivery of all Net Energy to the Point of Delivery.

                         8.1.1      As specified in the Transmission Agreement(s) or transmission arrangement(s) (that are in compliance with all applicable transmission tariffs) the monthly transmission cost allocated to this Facility shall be the monthly calculated amount to provide firm transmission capacity that enables the Seller to deliver energy up to the Maximum Capacity to the Buyer. Failure of the Seller to provide firm transmission for all of the actual Net Energy deliveries prior to the actual delivery of the Net Energy to the Buyer will be a Material Breach of this Agreement.

                         8.1.2      The Seller shall act in a reasonable and prudent manner to secure the required firm transmission capacity at the least cost available. The monthly transmission cost will be included and itemized individually on the monthly Net Energy invoice from the Seller beginning with delivery of Net Energy to the Buyer. The Buyer shall only be responsible to reimburse the Seller for actual transmission costs incurred by the Seller. If during the term of this Agreement the Seller or Buyer is able to reduce the Seller’s transmission cost of providing firm transmission for the delivery of Net Energy

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

from this Facility to the Point of Delivery, the monthly transmission cost included on the monthly Net Energy invoice will be reduced accordingly for all applicable months.

          8.2      Acceptance of Transmission Agreement(s) and transmission arrangements.

                         8.2.1      The Seller has provided the Buyer with copies of Transmission Agreement(s) for twelve (12) MW of firm transmission capacity. The Buyer has reviewed these agreements and finds them to be acceptable contingent upon the Seller executing all required roll-over and activation requirements in order to activate and maintain these Transmission Agreement(s) for the full term of this Agreement.

                         8.2.2      At the minimum, ten (10) Business Days prior to any deliveries of Net Energy and/or Test Energy to the Point of Delivery that exceeds twelve (12) MW, the Seller shall submit to the Buyer Transmission Agreement(s) or transmission arrangement(s) that will ensure that all Net Energy and/or Test Energy deliveries to the Point of Delivery shall make use of firm transmission capacity across any and all Transmitting Entities’ facilities. These agreements and/or arrangements shall be reviewed and either accepted or rejected by the Buyer. Until such time as the Buyer has accepted the provided agreements and/or arrangements the Seller shall not deliver any Net Energy or Test Energy that exceeds twelve (12) MW. Such acceptance will not be unreasonably withheld.

                         8.2.3      A material default by Seller under any of the Transmission Agreement(s) or transmission arrangement(s) which result in the Seller not being able to deliver the Net Energy to the Buyer as specified in this Article 8 will be a Material Breach under this Agreement.

          8.3      Losses. The Buyer will only purchase the Net Energy and Test Energy that is delivered by the Transmitting Entity to the Point of Delivery. Losses between the Metering Point and the Point of Delivery may be calculated as provided in Appendix B or may be purchased or replaced by the Seller.

ARTICLE 9
METERING AND TELEMETRY

          9.1      Metering and Telemetry. The Buyer shall provide, install, and maintain Metering and Telemetry Equipment to be located at the Metering Point to accurately calculate the actual energy deliveries from the Seller to the Transmitting Entity at the Metering Point and provide continuous telemetry information from the Facility to the Buyer. The Metering and Telemetry Equipment shall be of the type required to accurately measure, record and report the energy to provide the Buyer adequate Net Energy and Test Energy measurement data to administer this Agreement and to integrate the Facility’s energy into the Buyer’s electrical system. The Seller shall be responsible for all costs of the actual Metering and Telemetry Equipment, installation, inspections, maintenance and testing costs.

          9.2      Seller will arrange for and make available at Seller's cost a communication circuit acceptable to the Buyer, dedicated to Buyer’s use to be used for load profiling and

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

another communications circuit dedicated to Buyer’s communication equipment for continuous telemetering of the Facility’s energy deliveries to the Transmitting Entity to Buyer’s Designated Dispatch Facility. Buyer-provided equipment will be owned and maintained by Buyer, with total cost of purchase, installation, operation, and maintenance, including administrative cost to be reimbursed to Buyer by the Seller.

          9.3      All meters used to determine the billing hereunder shall be sealed and the seals shall be broken only by the Buyer when the meters are to be inspected, tested or adjusted.

          9.4      Meter Inspection. The Buyer shall inspect the Metering and Telemetry installations regularly and test meters on the applicable periodic test schedule relevant to the Metering and Telemetry Equipment installed. If requested by the Seller, the Buyer shall make a special inspection or test of a meter and the Seller shall pay the reasonable costs of such special inspection. The Seller shall be notified at least two (2) Business Days prior to the time when any inspection or test shall take place, and the Seller may have representatives present at the test or inspection. If a meter is found to be inaccurate or defective, it shall be adjusted, repaired or replaced, at the Seller’s expense, in order to provide accurate metering. If a meter fails to register, or if the measurement made by a meter during a test varies by more than two percent (2%) from the measurement made by the standard meter used in the test, adjustment (either upward or downward) to the payments Seller has received shall be made to correct those payments affected by the inaccurate meter for the actual period during which inaccurate measurements were made. If the actual period cannot be determined, corrections to the payments shall be based on the shorter of (1) a period equal to one-half (1/2) the time from the date of the last previous test of the meter to the date of the test which established the inaccuracy of the meter; or (2) six (6) months. Seller shall state such adjustment as a credit or additional charge, as appropriate, on its next invoice.

          9.5      Additional Telemetry. If the Buyer requests telemetry equipment, information or services of any nature beyond that expressly required by the Interconnection Provider, Transmitting Entity or the Buyer’s Delivery Business Unit, the Seller and Buyer shall mutually cooperate to make efficient use of Seller’s and Buyer’s telemetry equipment to provide the additional information requested by Buyer in the most cost-effective manner. The Buyer shall be responsible for any cost associated with additional telemetry equipment, information, services or requirements that are beyond those expressly required by the Interconnection Provider, Transmitting Entity or the Buyer’s Delivery Business Unit.

ARTICLE 10
SYSTEM PROTECTION

          10.1      Operation and Maintenance of Seller’s Facilities. Seller shall construct, operate and maintain the Facility and Seller’s side of the Interconnection Facilities in accordance with the Interconnection Providers’ requirements, Good Utility Practice(s), the National Electrical Code, the National Electrical Safety Code, and any other applicable local, state and federal codes.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

ARTICLE 11
FACILITY AND INTERCONNECTION

          11.1      Design of Facility. Seller will design, construct, install, own, operate and maintain the Facility and any Seller-owned Interconnection Facilities so as to allow safe and reliable generation and delivery of energy to the Transmitting Entity for the full Term of the Agreement.

          11.2      Interconnection Facilities. Seller will construct, install, own and maintain all Interconnection Facilities other than those owned, installed or maintained by the Transmitting Entity or the Interconnection Provider. Seller will pay all costs of interconnecting with the Transmitting Entity and Interconnection Provider.

ARTICLE 12
GENERAL OPERATIONS

          12.1      Communications. Seller, Transmitting Entity and Buyer shall maintain appropriate operating communications through the Designated Dispatch Facility in accordance with Appendix H.

          12.2      Scheduled Maintenance. On or before March 1st of each calendar year, Seller shall submit a written proposed maintenance schedule of significant Facility maintenance for the next twelve (12) months, beginning with March 1st of the current year, and Buyer and Seller shall mutually agree as to the acceptability of the proposed schedule. The Parties determination as to the acceptability of Seller’s timetable for scheduled maintenance will take into consideration the need to perform maintenance and perform other work as required to maintain the Facility’s reliable operations, Good Utility Practice(s), Buyer’s system requirements, and Seller’s preferred schedule. Neither Party shall unreasonably withhold acceptance of the proposed maintenance schedule. Upon mutual agreement between the Parties, or otherwise if required by Good Utility Practices, the previously approved Scheduled Maintenance may be revised during a Contract Year.

          12.3      Maintenance Coordination. Seller shall, to the extent practical, coordinate its line and Facility maintenance schedules with the Interconnection Provider’s maintenance schedules, Transmitting Entity’s maintenance schedules and the Buyer’s maintenance schedules such that they occur simultaneously.

          12.4      Contact Prior to Curtailment. The Buyer will make a reasonable attempt to contact Seller and/or the Transmitting Entity prior to exercising its rights to curtail, interrupt or reduce deliveries from the Transmitting Entity from the Seller’s Facility. Seller understands that in the case of emergency circumstances, real time operations of the electrical system, and/or unplanned events, the Buyer may not be able to provide notice to the Seller or the Transmitting Entity prior to interruption, curtailment, or reduction of electrical energy deliveries to the Buyer.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

ARTICLE 13
RELIABILITY MANAGEMENT SYSTEM

          13.1      Purpose. In order to maintain the reliable operation of the transmission grid, the WECC Reliability Criteria Agreement sets forth reliability criteria adopted by the WECC to which Seller and Buyer shall be required to comply. Seller acknowledges receipt of and understanding of the WECC Reliability Criteria Agreement and how it pertains to the Seller’s Facility.

          13.2      Compliance. Seller shall comply with the requirements of the WECC Reliability Criteria Agreement, including the applicable WECC reliability criteria set forth in Section IV of Annex A thereof, and, in the event of failure to comply, Seller agrees to be subject to the sanctions applicable to such failure. Such sanctions shall be assessed pursuant to the procedures contained in the WECC Reliability Criteria Agreement. Each and all of the provisions of the WECC Reliability Criteria Agreement are hereby incorporated by reference into this Article 13 as though set forth fully herein, and Seller shall for all purposes be considered a Participant, and shall be entitled to all of the rights and privileges and be subject to all of the obligations of a Participant, as defined in the WECC Reliability Criteria Agreement, under and in connection with the WECC Reliability Criteria Agreement, including, but not limited to the rights, privileges and obligations set forth in Sections 5, 6 and 10 of the WECC Reliability Criteria Agreement.

          13.3      Payment of Sanctions. Seller shall be responsible for reimbursing Buyer for any monetary sanctions assessed against Buyer due to the action or inaction of the Seller by WECC pursuant to the WECC Reliability Criteria Agreement. Seller also shall be responsible for payment of any monetary sanction assessed against the Seller by WECC pursuant to the WECC Reliability Criteria Agreement. Any such payment shall be made pursuant to the procedures specified in the WECC Reliability Criteria Agreement.

          13.4      Transfer of Control or Sale of Generation Facilities. In any sale or transfer of control of any generation facilities subject to this Agreement, Seller shall, as a condition of such sale or transfer, require the acquiring party or transferee with respect to the transferred facilities either to assume the obligations of the Seller with respect to this Agreement or to enter into an agreement with Buyer imposing on the acquiring party or transferee the same obligations applicable to the Seller pursuant to this Article 13.

          13.5      Publication. Seller consents to the release by the WECC of information related to the Seller’s compliance with this Agreement only in accordance with the WECC Reliability Criteria Agreement.

          13.6      Third Parties. Except for the rights and obligations between the WECC and the Seller specified in this Article 13, this Agreement creates contractual rights and obligations solely between the Parties. Nothing in this Agreement shall create, as between the Parties or with respect to the WECC: (1) any obligation or liability whatsoever (other than as expressly provided in this Agreement), or (2) any duty or standard of care whatsoever. In addition, nothing in this Agreement shall create any

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

duty, liability or standard of care whatsoever as to any other party. Except for the rights, as a third-party beneficiary under this Article 13, of the WECC against the Seller for the Seller, no third-party shall have any rights whatsoever with respect to enforcement of any provision of this Agreement. Buyer and the Seller expressly intend that the WECC is a third-party beneficiary to this Article 13, and the WECC shall have the right to seek to enforce against the Seller any provision of this Article 13, provided that specific performance shall be the sole remedy available to the WECC pursuant to Article 13 of this Agreement, and the Seller shall not be liable to the WECC pursuant to this Agreement for damages of any kind whatsoever (other than the payment of sanctions to the WECC, if so construed), whether direct, compensatory, special, indirect, consequential, or punitive.

          13.7      Reserved Rights. Nothing in this Article 13 of this Agreement or the WECC Reliability Criteria Agreement shall affect the right of Buyer, subject to any necessary regulatory approval, to take such other measures to maintain reliability, including disconnection that Buyer may otherwise be entitled to take.

          13.8      Termination of Article 13. Seller may terminate its obligations pursuant to this Article 13:

                         13.8.1      If after the effective date of this Article 13, the requirements of the WECC Reliability Criteria Agreement applicable to the Seller are amended so as to adversely affect the Seller, provided that the Seller gives fifteen (15) days notice of such termination to Buyer and WECC within forty-five (45) days of the date of issuance of a Commission order accepting such amendment for filing, provided further that the forty-five (45) day period within which notice of termination is required may be extended by the Seller for an additional forty-five (45) days if the Seller gives written notice to Buyer of such requested extension within the initial forty-five (45) day period; or

                          13.8.2      For any reason on one (1) year’s written notice to Buyer and the WECC.

ARTICLE 14
BILLING, RECORDS, AUDITS

          14.1      Billing Invoices. The monthly billing period shall be the calendar month. No later than three (3) Business Days after the end of each calendar month, Seller shall provide to Buyer, by e-mail or fax and confirmed by first-class mail, an invoice for the amount due Seller by Buyer for the previous calendar month billing period. Seller’s invoice shall show all billing parameters, rates and factors, and any other data reasonably pertinent to the calculation of monthly payments due to the Seller. Each such monthly invoice shall calculate the amount that Buyer owes to the Seller for Test Energy, Net Energy, transmission costs and any offsets for Net Energy Shortfall Damages. Upon receipt of this invoice, Buyer shall review and confirm all calculations and contact the Seller with any identified discrepancies.

                         14.1.1      Inadvertent Energy Billing. Within fifteen (15) Business Days after the First Energy Date is established as provided for within this Agreement, the

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

Seller shall submit an Inadvertent Energy billing to the Buyer. This billing shall include detail of all month(s) actual Inadvertent Energy deliveries to the Buyer and the Inadvertent Energy Price applicable to each month(s) Inadvertent Energy deliveries. This billing shall not include any transmission costs.

          14.2      Payments. Unless otherwise specified in this Agreement, undisputed payments due under this Agreement shall be due and payable by electronic funds transfer on or before the twenty-fifth (25th) day of the invoicing month or fifteen (15) days after receipt of the billing statement from the Seller by the Buyer, whichever is later. If the due date occurs on a day that is not a Business Day, payment will be due on the next Business Day. If the undisputed amount due is not paid on or before the due date, a late payment charge shall be applied to the unpaid balance and shall be added to the next billing statement. Such late payment charge shall be calculated based on the Interest Rate.

          14.3      Maintenance of Records. Seller shall maintain at the Facility or such other location mutually acceptable to the Parties adequate total generation, net generation, and maximum generation (kW) records in a form and content consistent with Good Utility Practice(s).

          14.4      Right to Audit; Refunds; Billing Disputes.

                         14.4.1      Audit Rights. Each Party shall have the right, upon reasonable notice to the other Party and during the other Party’s regular business hours and without unduly interfering with the conduct of that Party’s business, to access all of that Party’s records pertaining to invoices under this Agreement and to audit reports, data, calculations, invoices, Net Energy, and maximum generation records pertaining to the Facility. The auditing Party shall bear its own costs of performing such audit; provided, however, that the other Party shall cooperate with the audit and shall not charge the auditing Party for any reasonable costs (including without limitation the cost of photocopies) that the other Party may incur as a result of such audit. A Party shall have twenty-four (24) months from the date on which an invoice or notice is received to audit and to challenge that invoice or notice.

                         14.4.2      Refunds of Overpayments and Underpayments. If an audit discovers a billing error or errors that resulted in an overpayment by the Buyer, Seller shall refund to the Buyer the amount of the overpayment plus interest calculated at the Interest Rate thereon from the date such overpayment was made by the Buyer to (but not including) the date the Buyer actually receives the refund from the Seller. If the audit discovers a billing error or errors that resulted in an underpayment by the Buyer, the Buyer shall pay to the Seller the amount of the underpayment plus interest calculated at the Interest Rate thereon from the due date thereof to (but not including) the date the Seller actually receives the payment thereof from the Buyer. The Interest Rate used in this Section shall be the Interest Rate applicable to cash collateral.

                         14.4.3      Billing Disputes. Either Party may dispute invoiced amounts, but shall pay to the other Party at least the undisputed portion of invoiced amounts on or before the invoice due date. To resolve any billing dispute, the Parties shall use the procedures set forth in Article 25. When the billing dispute is resolved, the Party owing

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

shall pay the amount owed within five (5) Business Days of the date of such resolution, with interest charges calculated on the amount owed in accordance with the provisions of Section 14.4.2. Buyer at any time may offset against any and all amounts that may be due and owed to Seller under this Agreement, any and all undisputed amounts, including damages and other payments, that are owed by Seller to Buyer pursuant to this Agreement. Likewise, Seller at any time may offset against any and all amounts that may be due and owed to Buyer under this Agreement, any and all undisputed amounts, including damages and other payments, that are owed by Buyer to Seller pursuant to this Agreement. Undisputed and non-offset portions of amounts invoiced under this Agreement shall be paid on or before the due date or shall be subject to the interest charges set forth in Section 14.4.2.

ARTICLE 15
INDEMNIFICATION AND INSURANCE

          15.1      Indemnification. Each Party shall agree to hold harmless and to indemnify the other Party, its officers, agents, affiliates, subsidiaries, parent company and employees against all loss, damage, expense and liability to third persons for injury to or death of person or injury to property, proximately caused by the indemnifying Party’s construction, ownership, operation or maintenance of, or by failure of, any of such Party’s works or facilities used in connection with this Agreement. The indemnifying Party shall, on the other Party’s request, defend any suit asserting a claim covered by this indemnity. The indemnifying Party shall pay all costs, including reasonable attorney fees, that may be incurred by the other Party in enforcing this indemnity.

          15.2      Insurance. During the Term of this Agreement, Seller shall secure and continuously carry the following insurance coverage:

                         15.2.1      Worker’s Compensation Insurance. Seller shall, during the Initial Term of this Agreement and any extensions thereof, provide and maintain Worker’s Compensation Insurance for all its employees engaged in work under this Agreement in accordance with statutory requirements. Seller shall obtain a Waiver of Subrogation Endorsement in favor of Buyer in reference to Worker’s Compensation Insurance.

          If any direct claim for Worker’s Compensation benefits is asserted against Seller by any of Seller’s employees or, in the event of the death of a Seller’s employee, by such employee’s personal representatives, then, upon timely written notice from Buyer, Seller shall undertake to defend Buyer against such claim(s) and shall indemnify and hold Buyer harmless from and against any such claim(s) to the extent of all benefits awarded.

                         15.2.2      Comprehensive General Liability Insurance (including coverage for bodily injury and death, property damage, independent contractors, products and completed operations) with limits equal to $1,000,000, each occurrence, combined single limit. The deductible for such insurance shall be consistent with current Insurance Industry Utility practices for similar property. Seller to obtain a Waiver of Subrogation Endorsement in favor of Buyer in reference to comprehensive general liability insurance.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

                         15.2.3      Excess/Umbrella Liability Insurance with limits not less than $5,000,000.

                         15.2.4      If the Seller, in its sole discretion, elects to obtain Boiler and Machinery Insurance, Property Insurance or Business Interruption Insurance, the coverages and deductible shall be additionally declared on the annual insurance certification as required in section 15.3.

                         15.2.5      All of the above insurance coverages shall be placed with insurance companies with an A.M. Best rating of A- or better and shall include:

a)	A Waiver of Subrogation Endorsement in favor of the Buyer.

b)	With respect to Comprehensive General Liability Insurance and Excess/Umbrella Liability Insurance, an endorsement naming Buyer as an additional insured, and loss payee.

c)

The policy shall include a provision stating that such policy shall not be canceled or the limits of liability reduced without sixty (60) days’ prior written notice to Seller. Seller shall notify Buyer within five (5) Business Days after Seller receives any such notice.

          15.3      Seller to Provide Certificate of Insurance. As required in Section 3.1.7 of this Agreement and annually thereafter, Seller shall furnish Buyer a certificate of insurance evidencing the coverage and required endorsements as set forth above.

          15.4      Seller to Notify Buyer of Loss of Coverage. If the insurance coverage required by Section 15.2 shall lapse for any reason, Seller will immediately notify the Buyer in writing. The notice will advise the Buyer of the specific reason for the lapse and the steps the Seller is taking to reinstate the coverage.

          15.5      Seller’s Failure to Maintain Required Insurance – Seller’s failure to maintain the insurance as required in this Article 15 shall be a Material Breach of this Agreement.

ARTICLE 16
CREDIT AND COLLATERAL REQUIREMENTS

          16.1      Financial Information.

                         16.1.1      The Buyer shall make available electronically to the Seller (i) within one hundred-twenty (120) days following the end of a Buyer’s fiscal year, a copy of that Buyer’s audited consolidated financial statements for its fiscal year, and (ii) within sixty (60) days after the end of each of its first three (3) fiscal quarters of each fiscal year, a copy of the Buyer’s unaudited consolidated financial statements for such fiscal quarter. In all cases, the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles, consistently applied; provided, however, that should any such statements not be available on a timely

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as the Buyer diligently pursues the preparation of the statements.

                          16.1.2      The Seller shall make available electronically to the Buyer (i) within one hundred-twenty (120) days following the end of U.S. Geothermal’s fiscal year, a copy of U.S. Geothermal’s audited consolidated financial statements for its fiscal year, and (ii) within sixty (60) days after the end of each of its first three (3) fiscal quarters of each fiscal year, a copy of U.S. Geothermal’s unaudited consolidated financial statements for such fiscal quarter. In all cases, the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles, consistently applied; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as the Seller diligently pursues the preparation, certification and delivery of the statements.

                         16.1.3      If during the Term of this Agreement any of the financial statements required in sections 16.1.1 or 16.1.2 are not publicly available, the Parties shall mutually agree to confidentially agreements to allow exchange of confidential information and/or alternative reporting that is acceptable documentation in lieu of the documents required in sections 16.1.1 and 16.1.2.

          16.2      Seller’s Performance Assurance. The Seller shall deliver to the Buyer prior to the end of the third (3rd) Contract Year a Performance Assurance in the amount no less than seven hundred and fifty thousand dollars ($750,000) in a form that is reasonably acceptable to the Buyer. This seven hundred and fifty thousand dollars ($750,000) Performance Assurance shall then be maintained for the remaining Term of this Agreement. If at any time during the Term of this Agreement the Buyer draws funds from this Performance Assurance the Seller shall reestablish the seven hundred and fifty thousand dollars ($750,000) Performance Assurance to the Buyer at the rate of three hundred seventy five thousand dollars ($375,000) per Contract Year or the actual amount required to reestablish the seven hundred fifty thousand dollars ($750,000), whichever is less, with the deposits beginning no later than the end of the next Contract Year. To secure the obligations of the Seller to the Buyer under this Agreement, Seller shall provide one or a combination of the following as its “Performance Assurance”.

                         16.2.1      Cause Seller’s Guarantor to execute and deliver to the Buyer a Guaranty which is substantially in the form set forth as Appendix C (or, at Seller’s discretion, cause another guarantor that is not experiencing a Material Adverse Change to execute and deliver to the Buyer a Guaranty which is substantially in the form set forth as Appendix C or in another form acceptable to the Buyer); or

                         16.2.2      Establish and maintain at the Seller’s expense an escrow account for the benefit of the Buyer in a form reasonably acceptable to the Buyer; or

                         16.2.3      Provide a cash deposit to the Buyer; or

                         16.2.4      Provide a letter of credit in a form reasonably acceptable to the Buyer.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

          16.3      Grant of Security Interest in Certain Collateral and Security. To secure its obligations under this Agreement, Seller hereby grants to Buyer, a present and continuing security interest in, and lien on (and right of setoff against), and assignment of, all cash collateral and cash equivalent collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of, the secured Party. Seller shall take such action as Buyer reasonably requires in order to perfect Buyer’s first-priority security interest in, and lien on (and right of setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof.

          16.4      Realization Upon Performance Assurance. Upon or at any time after the occurrence and during the continuation of an Event of Default or an Early Termination Date affecting Seller, the Buyer may do any one or more of the following: (i) exercise any of the rights and remedies of a secured party with respect to all Performance Assurance, including any such rights and remedies under law then in effect; (ii) exercise its rights of setoff against any and all property of the Seller in the possession of the Buyer or its agent; (iii) draw on any outstanding letter of credit issued for the Buyer’s benefit; and (iv) liquidate all Performance Assurance then held by or for the benefit of the Buyer free from any claim or right of any nature whatsoever of the Seller, including any equity or right of purchase or redemption by the Seller. The Buyer shall apply the proceeds of the collateral realized upon the exercise of any such rights or remedies to reduce the Seller’s obligations under this Agreement, subject to the Buyer’s obligation to return any surplus proceeds remaining after such obligations are satisfied in full.

          16.5      Interest Rate on Cash Collateral. Performance Assurance in the form of cash shall bear interest at the Interest Rate and shall be paid to Seller on the third (3rd) Business Day of each calendar month.

ARTICLE 17
FORCE MAJEURE

          17.1      Force Majeure.

                         17.1.1      General. As used in this Agreement, “force majeure” or “an event of force majeure” means any cause beyond the reasonable control of the Party claiming force majeure which, despite the exercise of due diligence, such Party is unable to prevent or overcome. Force majeure includes, but is not limited to, acts of God, fire, flood, storms, wars, hostilities, civil strife, strikes and other labor disturbances (even if such strikes or disturbances could be resolved by conceding to the demands of a labor group), earthquakes, fires, lightning, epidemics, sabotage, severe weather, or changes in law or regulation or governmental orders occurring after the Effective Date, to the extent that by the exercise of reasonable foresight such Party could not reasonably have been expected to avoid and by the exercise of due diligence it shall be unable to overcome such force majeure event.

                         17.1.2      Events That Are Not “Force Majeure.” Notwithstanding Section 17.1.1, the term force majeure does not include: (a) Seller’s ability to sell, or Buyer’s ability to purchase, Net Energy or Environmental Attributes at a more

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

advantageous price than is provided under this Agreement; (b) governmental or regulatory action occurring after receipt of the Commission approval contemplated by Article 28 and Article 29 that impairs Buyer’s ability to recover the Contract Price in its rates or that otherwise affects the value of this Agreement to Buyer or (c) the inability for any reason to make payments hereunder when due.

                         17.1.3      Requirements Upon Occurrence of Force Majeure. If either Party is rendered wholly or in part unable to perform its obligations under this Agreement because of an event of force majeure, both Parties shall be excused from whatever performance is affected by the event of force majeure, provided that:

          17.1.3.1      The Party claiming force majeure shall, as soon as is reasonably possible after the occurrence of the force majeure, give the other Party written notice describing the particulars of the occurrence.

          17.1.3.2      The suspension of performance shall be of no greater scope and of no longer duration than is required by the event of force majeure.

          17.1.3.3      No obligations of either Party which arose before the occurrence causing the suspension of performance and which could and should have been fully performed before such occurrence shall be excused as a result of such occurrence.

          17.1.3.4      The Party claiming force majeure shall proceed with reasonable diligence to remedy its inability to perform and shall provide weekly progress reports to the other Party describing actions taken to end the force majeure.

          17.1.3.5      The Party claiming force majeure is able to resume performance of its obligations under this Agreement, that Party shall give the other Party written notice to that effect.

Failure of a Party to comply with provisions of 17.1.3.1, 17.1.3.2, 17.1.3.4 and 17.1.3.5 shall create liability of such Party only to the extent the other Party is damaged by such failure.

          17.2      Extension of Scheduled Operation Date and the Term. The Scheduled Operation Date shall be extended on a day-for-day basis in the event of force majeure. In no event will any delay or failure of performance caused by any conditions or events of force majeure extend this Agreement beyond its stated Term.

          17.3      Termination for Extended Force Majeure. If a delay or failure of performance caused by the event of force majeure results in a 30% or more decrease in the delivery or receipt of Net Energy at the Point of Delivery of the Facility when similarly compared to the delivery and receipt of Net Energy in a twelve (12) month period immediately preceding the event of force majeure and continues for an uninterrupted period of three hundred sixty-five (365) days from the event’s occurrence or inception, the Party not claiming force majeure may, at any time following the end of

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

such three hundred sixty-five (365) day period, and prior to the event of force majeure being cured, terminate this Agreement upon written notice to the party claiming force majeure, without further obligation by either Party except as to costs and balances incurred before the effective date of such termination. The Party not claiming force majeure may, but shall not be obligated to, extend such three hundred sixty-five (365) day period, for such additional time as it, at its sole discretion, deems appropriate.

ARTICLE 18
FORCED OUTAGE

          18.1      Seller to Notify Buyer. Promptly upon the occurrence of an event at the Facility that the Seller deems to be a Forced Outage the Seller shall notify the Buyer of the declared Forced Outage and adjust the forecast if required as specified in Section 7.5.

          18.2      Seller to Submit Explanation. Within two (2) Business Days of the Forced Outage event the Seller shall submit to the Buyer a detailed explanation of the Forced Outage event including but not limited to details of the equipment failure, apparent cause of the failure, equipment affected by and taken out of service, estimated lost energy production, schedule and plan for making the necessary repairs.

          18.3      Buyer Shall Respond to Seller. Upon receipt of the detailed explanation of the Forced Outage event, the Buyer shall within two (2) Business Days respond to the Seller accepting, rejecting or requesting additional information in regards to the declared Forced Outage event. If the Buyer does not respond to the Seller’s initial submittal within two (2) Business Days, the declared Forced Outage event shall be deemed to be accepted.

          18.4      Adjustment to Seller’s Annual Guaranteed Output. Only after the declared Forced Outage event has been accepted by the Buyer and the actual Net Energy reduction of the specific Forced Outage event has been determined to be equal to or greater than 24,000 kWh shall the Seller’s Annual Guaranteed Output obligation be adjusted to reflect the Net Energy curtailment that was a result of the Forced Outage. If it is determined that the actual Net Energy reduction associated with the specific Forced Outage event is less that 24,000 kWh, no adjustment of the Seller’s Annual Guaranteed Output shall be made.

ARTICLE 19
BUYER’S ACCESS RIGHTS

          19.1      Seller to Provide Access. To the extent necessary, Seller hereby grants to the Buyer for the Term of this Agreement all necessary rights-of-way and easements to install, operate, maintain, replace, and remove the Buyer's Metering and Telemetry Equipment, and other equipment and facilities necessary or useful to this Agreement, including adequate and continuing access rights on property of the Seller.

          19.2      Indemnity. If the Buyer exercises any right under this Agreement to access or enter upon the Seller’s property, such access or entry shall be at the Buyer’s sole risk and expense. Buyer shall hold the Seller harmless from, and indemnify the Seller against, any and all liability for any loss, damage or injury to property or persons

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

arising from the Buyer’s access to or entry upon to the Seller’s property, except to the extent that such loss, damage or injury is cause by the Seller’s negligence or willful misconduct.

ARTICLE 20
NO THIRD PARTY LIABILITY, NO DEDICATION OF FACILITY OR SYSTEM

          20.1      No Third Party Liability. Nothing in this Agreement shall be construed to create any duty to, any standard of care with reference to, or any liability to any person not a Party to this Agreement. There are no third party beneficiaries of this Agreement.

          20.2      No Dedication. No undertaking by one Party to the other under any provision of this Agreement shall constitute the dedication of that Party’s system or facility or any portion thereof to the other Party or to the public or affect the status of the Buyer as an independent public utility corporation or the Seller as an independent entity.

ARTICLE 21
SEVERAL OBLIGATIONS

          Except where specifically stated in this Agreement to be otherwise, the duties, obligations and liabilities of the Parties are intended to be several and not joint or collective. Nothing contained in this Agreement shall ever be construed to create an association, trust, partnership or joint venture, or impose a trust or partnership duty, obligation or liability on or with regard to either Party. Each Party shall be individually and severally liable for its own obligations under this Agreement.

ARTICLE 22
WAIVER

          Any waiver at any time by either Party of its rights with respect to a default under this Agreement or with respect to any other matters arising in connection with this Agreement shall not be deemed a waiver with respect to any subsequent default or other matter.

ARTICLE 23
CHOICE OF LAW

          This Agreement shall be construed and interpreted in accordance with the laws of the State of Idaho without reference to its choice of law provisions.

ARTICLE 24
LIMITATIONS

          24.1      Remedies Satisfy Essential Purposes. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES OF THIS AGREEMENT.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

          24.2      Sole and Exclusive Remedies. FOR ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. THE OBLIGOR’S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED.

          24.3      No Punitive, Consequential or Incidental Damages. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS IMPOSED IN THIS AGREEMENT ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE.

          24.4      Liquidated Damages. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

ARTICLE 25
DISPUTES

          25.1      Disputes. If a dispute arises under this Agreement (a “Dispute”), within ten (10) days following the delivered date of a written request by either Party (a “Dispute Notice”), (1) each Party shall appoint a representative, and (2) the Parties’ representatives shall meet, negotiate and attempt in good faith to resolve the Dispute quickly, informally and inexpensively. If the Parties’ representatives cannot resolve the Dispute within thirty (30) days after commencement of negotiations, then within ten (10) Business Days following any request by either Party at any time thereafter, each Party representative (3) shall independently prepare a written summary of the Dispute describing the issues and claims, (4) shall exchange its summary with the summary of the Dispute prepared by the other Party representative, and (5) shall submit a copy of both summaries to a senior officer of the representative’s Party with authority to irrevocably bind the Party to a resolution of the Dispute. Within ten (10) Business Days after receipt of the Dispute summaries, the senior officers for both Parties shall negotiate in good faith to resolve the Dispute. If the Parties are unable to resolve the Dispute within fourteen (14) Business

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

Days following receipt of the Dispute summaries by the senior offices, either Party may seek available remedies.

          25.2      Venue. Venue for any litigation arising out of or related to this Agreement shall lie in the District Court of the Fourth Judicial District of Idaho in and for the County of Ada.

ARTICLE 26
EVENTS OF DEFAULT, DELAY DAMAGES AND MATERIAL BREACHES

          26.1      Events of Default. The following shall be deemed to be Events of Default:

                         26.1.1      A Party’s dissolution or liquidation;

                         26.1.2      A Party’s assignment of this Agreement or any of its rights under this Agreement for the benefit of creditors (except for an assignment to the Facility Lender as security under the Financing Documents as permitted by this Agreement).

                         26.1.3      A Party’s filing of a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or a Party voluntarily taking advantage of any such law or act by answer or otherwise.

                         26.1.4      The filing of a case in bankruptcy or any proceeding under any other insolvency law against a Party that could materially impact Buyer’s ability to perform its obligations under this Agreement if the affected Party does not obtain a stay or dismissal of the filing within sixty (60) days after the Party receives a notice of default.

                         26.1.5      A Party’s assignment of this Agreement, except as permitted by this Agreement.

                         26.1.6      Any representation or warranty made by a Party in this Agreement proves to have been false or misleading in any material respect when made or ceases to remain true during the Term if such inaccuracy or cessation would reasonably be expected to result in a significant adverse impact on the other Party and such default is not cured within thirty (30) days after the Party’s receipt of a notice of default.

                         26.1.7      Seller’s failure to establish and maintain Performance Assurance as required by this Agreement if the failure is not cured within thirty (30) days of Seller’s receipt of a notice of default.

                         26.1.8      A Guaranty Default affecting a Guaranty delivered in support of this Agreement if the Guaranty Default is not cured within the time permitted by the Guaranty and the Seller does not provide substitute Performance Assurance to replace the Guaranty within fifteen (15) Business Days after the Seller’s receipt of a notice of the Guaranty Default.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

                         26.1.9      Seller’s unexcused failure to deliver energy from the Facility to Buyer as required under this Agreement if the failure is not cured within fifteen (15) Business Days of Seller’s receipt of a notice of default.

                         26.1.10      Buyer’s unexcused failure to receive and accept energy from the Facility as required under this Agreement if the failure is not cured within fifteen (15) days of Buyer’s receipt of a notice of default.

                         26.1.11      Seller’s failure to attain an actual Operation Date within 2,904 hours (4 months) of the Scheduled Operation Date.

                         26.1.12      A Party’s failure to make a payment to the other Party when due under this Agreement, if the failure is not cured within ten (10) Business Days of the Party’s receipt of a notice of default.

                         26.1.13      A Party’s failure to comply with any material obligation under this Agreement, if the failure would result in a significant adverse impact on the other Party (other than a default already specifically enumerated in this Article) and the failure is not cured within thirty (30) days of the Party’s receipt of a notice of default; provided, however, if such default cannot be cured within thirty (30) days despite Seller’s diligent efforts but Seller commences the cure within the thirty (30) day period and thereafter diligently pursues the cure, the thirty (30) day period shall be extended for as long as is reasonably required to cure the default (but in no event more than a total of one hundred twenty (120) days.

          26.2      Notice of Default. If either Party defaults in its performance of this Agreement as provided in Section 26.1, the non-defaulting Party may give notice of the default in writing to the defaulting Party, specifying in reasonable detail the nature of the default. If the defaulting Party fails to cure the default within any cure period allowed for the default in Section 26.1, the non-defaulting Party may, at its option, terminate this Agreement and/or pursue its legal or equitable remedies, subject to any limitation on remedies and damages set forth in this Agreement.

          26.3      Material Breaches. The notice and cure provisions in Article 26 do not apply to defaults identified in this Agreement as Material Breaches. Material Breaches must be cured as expeditiously as possible following occurrence of the breach.

          26.4      Facility Lender’s Right to Cure Default of Seller. Seller shall provide Buyer with a notice identifying the Facility Lender and providing appropriate contact information for the Facility Lender. Following receipt of such notice, Buyer shall provide notice of any Event of Default or Material Breach of Seller to the Facility Lender within ten (10) Business Days of the Event of Default or the Material Breach, and Buyer will accept a cure to an Event of Default or Material Breach of Seller performed by the Facility Lender, so long as the cure is accomplished within the applicable cure period set forth in this Agreement plus an additional sixty (60) Days.

          26.5      Delay Damages. If Seller fails to achieve the Operation Date within thirty (30) days after the Scheduled Operation Date and such failure is not excused by force majeure or Forced Outage by the Seller or by default or delay of Buyer, Delay Liquidated

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

Damages will be calculated as defined in Section 1.14 of this agreement. Buyer shall calculate and invoice the Seller and the Seller shall pay Buyer for any Delay Liquidated Damages accrued during a given calendar month within fifteen (15) days of the receipt of the Buyer’s invoice. The calculation and payment of Delay Damages to the Buyer from the Seller shall not exceed $500,000.

          26.6      Limitations on Seller’s Damages. The following limits shall apply to Seller’s liability for damages: (a) Seller’s aggregate financial liability to Buyer for Delay Damages shall not exceed the amount specified in Section 26.5, (b) Seller’s aggregate financial liability for Net Energy Shortfall Damages for any single Contract Year shall not exceed the values as specified in Appendix E. The limitations on damages set forth in this Section 26.6 shall not apply to damages arising out of either of the following events:

                         26.6.1      Willful breach of this Agreement by Seller.

                         26.6.2      Any claim for indemnification under Article 15.

          26.7      Duty to Mitigate Damages. Each Party agrees that it has a duty to mitigate damages and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party’s performance or non-performance of the Agreement.

ARTICLE 27
TERMINATION

          27.1      Termination. Upon execution, this Agreement shall continue in full force and effect for the Term unless terminated in accordance with this Article.

          27.2      Mutual Agreement. The Parties can mutually terminate this Agreement by a writing signed by both Parties.

          27.3     Event of Default. A non-defaulting Party may terminate this Agreement in accordance with Section 26.1.

          27.4      Prolonged Force Majeure. A Party not claiming force majeure may terminate this Agreement in accordance with Section 17.3.

          27.5      Right to Terminate.

                         27.5.1      If the Commission issues a final order either disapproving this Agreement or approving it with condition(s) or modification(s) unacceptable to the Party or Parties adversely affected by such modification(s) or condition(s), either Party has the right to terminate this Agreement by written notice to the other Party either within ten (10) Business Days after the Commission denies any Petition(s) for Reconsideration or, if the Commission grants reconsideration, within ten (10) Business Days after the Commission renders a decision on reconsideration if said decision either disapproves the Agreement or approves it with condition(s) or modification(s)

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

unacceptable to either Party. Any such termination under this Section shall be effective ten (10) Business Days after such notice is given.

                         27.5.2      If a Party does not give the other Party a notice of termination in accordance with this Section 27.5 on or before the applicable date specified above, the affected termination right under this Section 27.5 shall be deemed waived and this Agreement shall remain in full force and effect in accordance with its terms regardless of any subsequent Commission order.

                         27.5.3      Neither Party shall have any liability to the other Party for any termination under this Section 27.5.

                         27.5.4      Any termination under this Section shall be effective ten (10) Business Days after such notice is given.

ARTICLE 28
GOVERNMENTAL AUTHORIZATION

          This Agreement is subject to the jurisdiction of those governmental agencies having control over either Party of this Agreement, including, but not limited to, the Commission.

ARTICLE 29
BOARD AND REGULATORY APPROVAL

          29.1      Within ten (10) Business Days after the Effective Date Buyer shall file this Agreement with the Commission, seeking Commission Approval.

          29.2      Buyer has received approval of this Agreement by the Buyer’s Board of Directors.

          29.3      Upon Commission Approval of this Agreement, the existing PURPA Agreement for this Facility shall be terminated on the First Energy Date as established by this Agreement. All rights of a Party to payment under the existing PURPA Agreement, prior to its termination, shall remain in effect.

ARTICLE 30
SUCCESSORS AND ASSIGNS

          30.1      Binding Agreement. This Agreement and all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the respective permitted successors and assigns of the Parties.

          30.2      Assignment without Consent. Except as permitted in this Article, neither Party shall assign this Agreement or any portion of this Agreement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

          30.3      Seller’s Consent Not Required. Seller’s consent shall not be required for Buyer to assign this Agreement to an Affiliate of the Buyer, provided that (1) the

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

assignee has the same or better credit rating from Moody’s and S&P as the Buyer and (2) the assignee’s non-credit enhanced unsecured debt (a) has a rating by at least one of the two rating agencies, and (b) does not have a Credit Rating below BBB- by S&P or below Baa3 by Moody's, or does not have a Credit Rating of BBB– by S&P accompanied by a negative watch or Baa3 by Moody's accompanied by a negative watch. If S&P changes its rating system during the Term, “BBB-” shall be replaced by S&P’s lowest investment grade rating under the new rating system; likewise, if Moody’s changes its rating system during the Term, “Baa3” shall be replaced by Moody’s lowest investment grade rating under the new rating system.

          30.4      Buyer’s Consent Not Required. Buyer’s consent shall not be required:

                         30.4.1      For Seller to assign this Agreement for collateral purposes to the Facility Lender; or

                         30.4.2      For Seller to assign this Agreement to any Affiliate of the Seller, provided that the assignee provide the Performance Assurance of the Agreement; or

                         30.4.3      For Seller to Assign this Agreement to any third party or parties in connection with a sale of the Facility to such third party or parties, provided that such third party or parties shall either: (1) have at least three (3) years experience in operating geothermal electric generating facilities with an installed nameplate capacity of ten (10) MW or greater; or (2) enter into an operating agreement with another person (who may be the Seller or an Affiliate of the Seller) who has at least three year’s experience in operating geothermal electric generating facilities with an installed nameplate capacity of ten (10) MW or greater; and (3) the third party or parties shall provide the Performance Assurance of the Agreement.

          30.5      Accommodation of Facility Lender or Investor. To facilitate the Seller’s obtaining of Project Financing or to facilitate investments in the Seller, Buyer shall use commercially reasonable efforts to provide such consents to assignments, certifications, representations, information, opinions or other documents as may be reasonably requested by the Seller, the Facility Lender or the Investor in connection with the financing of or investment in the Facility; provided that in responding to any such request, the Buyer shall have no obligation to provide any consent, or enter into any agreement that significantly adversely affects any of the Buyer’s rights, benefits, risks and/or obligations under this Agreement. Seller shall reimburse, or shall cause the Facility Lender or the Investor to reimburse, the Buyer for the incremental direct expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred by the Buyer in the preparation, negotiation, execution and/or delivery of any documents requested by the Seller, Facility Lender or Investor, and provided by the Buyer, pursuant to this Article. The rights of the Facility Lender or Investor will be set forth in a collateral assignment, estoppel agreement, consent agreement or similar instrument delivered at the closing of any Facility financing or any investment and will include the following provisions:

                         30.5.1      Right to Cure Defaults. Facility Lender or Investor shall have the right, but not the obligation, to perform any act required to be performed by the Seller

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

under this Agreement to prevent or cure a default by the Seller, and such act performed by Facility Lender or Investor shall be as effective to prevent or cure a default as if done by the Seller. Seller shall provide the Buyer with a notice identifying the agent or trustee of any Facility Lender or any Investor and providing appropriate contact information for any Facility Lender or Investor. Following receipt of such notice, Buyer shall provide notice of the occurrence of any default or Event of Default described in this Agreement to the agent or trustee of any Facility Lender or Investor, and the Buyer will accept a cure performed by the agent or trustee of any Facility Lender or Investor and will negotiate in good faith with the agent or trustee of any Facility Lender and Investor as to the cure period(s) that will be allowed for any Facility Lender or Investor to cure any the Seller default or Event of Default hereunder and the Buyer will accept a cure performed by any Facility Lender or Investor, so long as the cure is accomplished within the applicable cure period so agreed to by the Buyer and any Facility Lender or Investor.

                         30.5.2      Right to Assume Agreement. If the Seller defaults under any financing or investment documents, any Facility Lender or Investor may (but shall not be obligated to) assume, or cause its designee to assume, all of the interests, rights, and obligations of the Seller thereafter arising under this Agreement. Notwithstanding any such assumption, the Seller shall not be released or discharged from and shall remain liable for any and all obligations to the Buyer arising or accruing under this Agreement.

                         30.5.3      No Obligation to Perform. Buyer agrees that no Facility Lender or Investor shall be obligated to perform any obligation or be deemed to incur any liability or obligation provided in this Agreement on the part of the Seller or shall have any obligation or liability to the Buyer with respect to this Agreement except to the extent any Facility Lender or Investor has assumed the obligations of the Seller under this Agreement pursuant to this Article; provided that the Buyer shall nevertheless be entitled to exercise all of its rights under this Agreement against the Seller in the event that the Seller, Facility Lender or Investor fails to perform the Seller’s obligations under this Agreement.

                         30.5.4      Notice of Facility Lender or Investor Action. Within ten (10) Business Days following the Seller’s receipt of each written notice from a Facility Lender or an Investor of a default, or of Facility Lender’s or Investor’s intent to exercise any remedies, under the Financing Documents or any investment agreement, Seller shall deliver a copy of such notice to the Buyer.

          30.6      Subcontracting. Seller may subcontract its duties or obligations under this Agreement without the prior written consent of the Buyer, provided, that no such subcontract shall relieve the Seller of any of its duties or obligations under this Agreement.

          30.7      Right of First Offer upon Sale of Facility Assets.

                         30.7.1      Facility Assets. If, at any time during the Term, Seller intends to sell the assets comprising all or substantially all of the Facility (the “Facility Assets”) to a person or entity that is not an Affiliate of Seller, Seller shall first offer the Facility Assets to Buyer. Seller’s offer to the Buyer shall set forth, in writing and in reasonable detail,

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

substantially similar terms and conditions of the offer being proposed by the Seller to the other person or entity. Seller shall promptly answer any questions that Buyer may have concerning the offered terms and conditions and shall meet with Buyer to discuss the offer.

                         30.7.2      Buyer’s Rejection of Offer; Revival of Offer. If Buyer does not provide notice of its intent to accept the offered terms and conditions within thirty (30) days after receiving each of the Seller’s offers made under 30.7.1, Seller may in its sole discretion enter into an agreement to sell the Facility Assets to a third party in compliance with the requirements of this Article 30 and on terms and conditions satisfactory to Seller in its sole discretion. Seller may elect not to proceed with the sale of the Facility Assets.

                         30.7.3      Buyer’s Acceptance of Offer. If Buyer provides notice of its intent to accept the offer made by Seller under this Section, the Parties shall negotiate in good faith to enter into a definitive sales agreement that incorporates the terms and conditions of Seller’s offer. The definitive agreement shall be subject to each Party’s management and regulatory approvals. If within thirty (30) days of Buyer’s acceptance of the offer, a written term sheet setting forth the major terms of the definitive sales agreement, including a timeline to complete negotiations of the definitive sales agreement, has not been executed by an officer of the Buyer and Seller, then either Party may terminate the negotiations without further obligation to the other Party.

                         30.7.4      Limit on Right of First Offer. The right of first offer set forth in this Section shall apply only if Seller sells all or substantially all of the assets comprising the Facility in an asset sale to a third party. It shall not apply to changes in the membership of Seller or any other reorganization, change of control or other transaction directly or indirectly affecting Seller or an Affiliate of Seller.

ARTICLE 31
MODIFICATION

          No modification to this Agreement shall be valid unless it is in writing and signed by both Parties and subsequently approved by the Commission.

ARTICLE 32
TAXES

          Each Party shall pay before delinquency all taxes and other governmental charges which, if failed to be paid when due, could result in a lien upon the Facility or the Interconnection Facilities.

ARTICLE 33
NOTICES

          All written notices under this Agreement shall be directed as follows and shall be considered delivered when faxed, e-mailed and confirmed with deposit in the U.S. Mail, first-class, postage prepaid, as follows:

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

To Seller:	Raft River Energy I LLC.
Attn: CEO, U.S. Geothermal Inc.
1509 Tyrell Lane, Suite B
Boise, ID 83706
Phone: 208-424-1027
Fax: 208-424-1030
Email: dkunz@usgeothermal.com

with a copy to:	Raft River Energy I LLC.
Attn: CFO, U.S. Geothermal Inc.
1509 Tyrell Lane, Suite B
Boise, ID 83706
Phone: 208-424-1027
Fax: 208-424-1030
Email: khawkley@usgeothermal.com

Facility Lender:	To be identified by the Seller when applicable.

To Buyer:	Idaho Power Company
Attn: Senior Vice President, Power Supply
P.O. Box 70
Boise, ID 83707
Fax: 208-388-6936
Email: jimmiller@idahopower.com

with a copy to:	Idaho Power Company
Attn: Legal Department
P.O. Box 70
Boise, ID 83707
Fax: 208-388-6936
Email: Bkline@idahopower.com

By giving notice to the other Party, either Party may from time to time change the address(es) to which notices or copies are to be sent to it under this Agreement.

ARTICLE 34
ADDITIONAL TERMS AND CONDITIONS

          This Agreement includes the following appendices, which are attached hereto and included by reference:

Appendix A	Contract Prices
Appendix B	Facility and Point of Delivery
Appendix C	Sample Form of Seller Guaranty
Appendix D	90% - 110% Performance Requirements

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

Appendix E	Net Energy Shortfall Price and Annual Cap
Appendix F	Engineering Certificates
Appendix G	Environmental Attributes Ownership and Pricing
Appendix H	Communications

ARTICLE 35
SEVERABILITY

          The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other terms or provisions and this Agreement shall be construed in all other respects as if the invalid or unenforceable term or provision were omitted, unless the deletion of such provision or provisions would result in such a material change so as to cause completion of the transactions contemplated herein to be unreasonable.

ARTICLE 36
CONFIDENTIAL BUSINESS INFORMATION

          36.1      Definition. The following constitutes “Confidential Business Information,” whether oral or written: (1) Parties' proposals and negotiations before the Effective Date concerning this Agreement, and (2) information that a Party stamps or otherwise identifies as “confidential” or “proprietary” before disclosing it to the other Party. Notwithstanding the foregoing, “Confidential Business Information” does not include (A) information that was publicly available at the time of the disclosure thereof by one Party to the other, other than as a result of a disclosure by the receiving Party in breach of this Article; (B) information that becomes publicly available through no fault of the receiving Party after the time of the disclosure by the disclosing Party to the receiving Party; (C) information that was rightfully in the possession of the receiving Party (without confidential or proprietary restriction) at the time of disclosure or that becomes available to the receiving Party from a source not subject to any restriction against disclosing such information to the receiving Party; and (D) information that the receiving Party independently developed without a violation of this Agreement. The Confidential Business Information specified in item (1) above shall be considered the Confidential Business Information of both Seller and Buyer and, therefore, exceptions (C) and (D) above shall not apply to such information.

          36.2      Duty to Maintain Confidentiality. Each Party agrees not to disclose Confidential Business Information of the other Party to any other person (other than its Affiliates, counsel, consultants, lenders, prospective lenders, purchasers, investors, contractors constructing or providing services to the Facility (including but not limited to turbine suppliers), employees, officers and directors who agree to be bound by the provisions of this Article), without the prior written consent of the other Party, provided that either Party may disclose Confidential Business Information if and to the extent such disclosure is required (1) by any Requirements of Law, (2) in order for the Buyer to receive regulatory recovery of expenses related to the Agreement, (3) pursuant to an order of a court or regulatory agency or (4) in order to enforce this Agreement or to seek approval of this Agreement. In addition, Seller may include information concerning the

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

terms or conditions of this Agreement in financial statements to the extent that such information is required to be included in financial statements prepared with respect to the Facility, Seller or any Affiliate of the Seller in accordance with generally accepted accounting principles consistently applied. In the event a Party is required by Requirements of Law or by a court or regulatory agency to disclose Confidential Business Information, such Party shall to the extent possible notify the other Party at least three (3) Business Days in advance of such disclosure and the other Party may seek an appropriate protective order or waive compliance with the confidentiality terms of this Agreement. In that event, the Party required by Requirements of Law or by a court or regulatory agency to disclose Confidential Business Information will cooperate fully with the other Party in seeking a protective order or other assurance that confidential treatment will be accorded to the Confidential Business Information.

          36.3      Irreparable Injury; Remedies. Each Party agrees that violation of the terms of this Article constitutes irreparable harm to the other, and that the harmed Party may seek any and all remedies available to it at law or in equity, including but not limited to injunctive relief.

ARTICLE 37
REPRESENTATIONS AND WARRANTIES

          37.1      Seller’s Representations, Warranties and Covenants. Seller hereby represents and warrants as follows:

                         37.1.1      Seller is a limited liability company, organized and existing under the laws of the State of Delaware, with a principal place of business at 1509 Tyrell Lane, Suite B, Boise, ID 83706. Seller is qualified to do business in each other jurisdiction where the failure to so qualify would have a material adverse effect on the business or financial condition of the Seller; and the Seller has all requisite power and authority to conduct its business, to own its properties, and to execute, deliver, and perform its obligations under this Agreement.

                         37.1.2      The execution, delivery, and performance of its obligations under this Agreement by the Seller have been duly authorized by all necessary corporate action, and do not and will not:

          37.1.2.1      require any consent or approval by any governing body of the Seller, other than that which has been obtained and is in full force and effect (evidence of which shall be delivered to the Buyer upon its request);

          37.1.2.2      violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award currently in effect having applicability to the Seller or violate any provision in any formation documents of the Seller, the violation of which could have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement;

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

          37.1.2.3      result in a breach or constitute a default under the Seller’s formation documents or bylaws, or under any agreement relating to the management or affairs of the Seller or any indenture or loan or credit agreement, or any other agreement, lease, or instrument to which the Seller is a party or by which the Seller or its properties or assets may be bound or affected, the breach or default of which could reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement; or

          37.1.2.4      result in, or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature (other than as may be contemplated by this Agreement) upon or with respect to any of the assets or properties of the Seller now owned or hereafter acquired, the creation or imposition of which could reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

                         37.1.3      This Agreement is a valid and binding obligation of the Seller.

                         37.1.4      The execution and performance of this Agreement will not conflict with or constitute a breach or default under any contract or agreement of any kind to which the Seller is a party or any judgment, order, statute, or regulation that is applicable to the Seller or the Facility.

          37.2      Seller’s Disclaimer of Certain Representations and Warranties. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT,

                         37.2.1      SELLER DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SALE OF NET ENERGY AND ENVIRONMENTAL AND RENEWABLE ENERGY CREDITS.

                         37.2.2      SELLER MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, REGARDING THE CURRENT OR FUTURE EXISTENCE OF ANY ENVIRONMENTAL AND RENEWABLE ENERGY CREDITS UNDER THIS AGREEMENT OR OTHERWISE OR THEIR CHARACTERIZATION OR TREATMENT UNDER APPLICABLE LAW OR OTHERWISE.

          37.3      Buyer’s Representations, Warranties and Covenants. Buyer hereby represents and warrants as follows:

                         37.3.1      Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho and is qualified in each other jurisdiction where the failure to so qualify would have a material adverse effect upon the business or financial condition of the Buyer; and the Buyer has all requisite power and authority to conduct its business, to own its properties, and to execute, deliver, and perform its obligations under this Agreement.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

                         37.3.2      Upon the execution, delivery, and performance of its obligations under this Agreement by the Buyer will have been duly authorized by all necessary corporate action, and do not and will not:

          37.3.2.1      require any consent or approval of the Buyer’s Board of Directors, or shareholders, other than that which has been obtained and is in full force and effect (evidence of which shall be delivered to the Seller upon its request);

          37.3.2.2      violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award currently in effect having applicability to the Buyer or violate any provision in any corporate documents of the Buyer, the violation of which could have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement;

          37.3.2.3      result in a breach or constitute a default under the Buyer’s corporate charter or bylaws, or under any agreement relating to the management or affairs of the Buyer, or any indenture or loan or credit agreement, or any other agreement, lease, or instrument to which the Buyer is a party or by which the Buyer or its properties or assets may be bound or affected, the breach or default of which could reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement; or

          37.3.2.4      result in, or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature (other than as may be contemplated by this Agreement) upon or with respect to any of the assets or properties of the Buyer now owned or hereafter acquired, the creation or imposition of which could reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement.

                         37.3.3      This Agreement is a valid and binding obligation of the Buyer.

                         37.3.4      The execution and performance of this Agreement will not conflict with or constitute a breach or default under any contract or agreement of any kind to which the Buyer is a party or any judgment, order, statute, or regulation that is applicable to the Buyer.

                         37.3.5      To the best knowledge of the Buyer, all approvals, authorizations, consents, or other action required by any Governmental Authority to authorize the Buyer’s execution, delivery and performance of this Agreement have been duly obtained and are in full force and effect.

POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07)

ARTICLE 38
ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement of the Parties concerning the subject matter of this Agreement and supersedes all prior or contemporaneous oral or written agreements between the Parties concerning the subject matter of this Agreement. No oral or written representation, warranty, course of dealing or trade usage not contained or referenced herein shall be binding on either Party.

ARTICLE 39
COUNTERPARTS

This Agreement may be executed by the Parties in two or more separate counterparts (including by facsimile transmission), each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

ARTICLE 40
CAPTIONS

The captions for Articles and Sections contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision contained herein.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their respective names on the dates set forth below:

RAFT RIVER ENERGY I LLC	**IDAHO POWER COMPANY**
By [signature]	By [signature]
DANIEL KUNZ Printed Name	James C. Miller Printed Name
CEO of U.S. Geothermal, Inc the Managing Member, Raft River Energy I LLC	Senior Vice President, Power Supply
SEPTEMBER 24, 2007 Date	SEPT 20, 2007 Date

APPROVED AS TO FORM:
Idaho Power Legal Department
This date 09/20/07
By [signature]

PAGE 50 OF 50 POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY –09/20/07

APPENDIX A TO

POWER PURCHASE AGREEMENT
BETWEEN
RAFT ENERGY I LLC
AND
IDAHO POWER COMPANY

CONTRACT PRICES (MILLS/KWH)

						Monthly Price (Seasonalized)
		JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC
Calendar	Annual
Year	Rate	100.00%	100.00%	73.50%	73.50%	73.50%	100.00%	120.00%	120.00%	100.00%	100.00%	120.00%	120.00%

2007	52.50	52.50	52.50	38.59	38.59	38.59	52.50	63.00	63.00	52.50	52.50	63.00	63.00
2008	53.60	53.60	53.60	39.40	39.40	39.40	53.60	64.32	64.32	53.60	53.60	64.32	64.32
2009	54.73	54.73	54.73	40.23	40.23	40.23	54.73	65.68	65.68	54.73	54.73	65.68	65.68
2010	55.88	55.88	55.88	41.07	41.07	41.07	55.88	67.06	67.06	55.88	55.88	67.06	67.06
2011	57.05	57.05	57.05	41.93	41.93	41.93	57.05	68.46	68.46	57.05	57.05	68.46	68.46
2012	58.25	58.25	58.25	42.81	42.81	42.81	58.25	69.90	69.90	58.25	58.25	69.90	69.90
2013	59.47	59.47	59.47	43.71	43.71	43.71	59.47	71.36	71.36	59.47	59.47	71.36	71.36
2014	60.72	60.72	60.72	44.63	44.63	44.63	60.72	72.86	72.86	60.72	60.72	72.86	72.86
2015	62.00	62.00	62.00	45.57	45.57	45.57	62.00	74.40	74.40	62.00	62.00	74.40	74.40
2016	63.30	63.30	63.30	46.53	46.53	46.53	63.30	75.96	75.96	63.30	63.30	75.96	75.96
2017	64.63	64.63	64.63	47.50	47.50	47.50	64.63	77.56	77.56	64.63	64.63	77.56	77.56
2018	65.99	65.99	65.99	48.50	48.50	48.50	65.99	79.19	79.19	65.99	65.99	79.19	79.19
2019	67.38	67.38	67.38	49.52	49.52	49.52	67.38	80.86	80.86	67.38	67.38	80.86	80.86
2020	68.79	68.79	68.79	50.56	50.56	50.56	68.79	82.55	82.55	68.79	68.79	82.55	82.55

PAGE 1 OF 2 - APPENDIX A TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

APPENDIX A (Continued)

						Monthly Price (Seasonalized)
		JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC
Calendar	Annual
Year	Rate	100.00%	100.00%	73.50%	73.50%	73.50%	100.00%	120.00%	120.00%	100.00%	100.00%	120.00%	120.00%

2021	69.20	69.20	69.20	50.86	50.86	50.86	69.20	83.04	83.04	69.20	69.20	83.04	83.04
2022	69.62	69.62	69.62	51.17	51.17	51.17	69.62	83.54	83.54	69.62	69.62	83.54	83.54
2023	70.04	70.04	70.04	51.48	51.48	51.48	70.04	84.05	84.05	70.04	70.04	84.05	84.05
2024	70.46	70.46	70.46	51.79	51.79	51.79	70.46	84.55	84.55	70.46	70.46	84.55	84.55
2025	70.88	70.88	70.88	52.10	52.10	52.10	70.88	85.06	85.06	70.88	70.88	85.06	85.06
2026	71.31	71.31	71.31	52.41	52.41	52.41	71.31	85.57	85.57	71.31	71.31	85.57	85.57
2027	71.74	71.74	71.74	52.73	52.73	52.73	71.74	86.09	86.09	71.74	71.74	86.09	86.09
2028	72.17	72.17	72.17	53.04	53.04	53.04	72.17	86.60	86.60	72.17	72.17	86.60	86.60
2029	72.60	72.60	72.60	53.36	53.36	53.36	72.60	87.12	87.12	72.60	72.60	87.12	87.12
2030	73.04	73.04	73.04	53.68	53.68	53.68	73.04	87.65	87.65	73.04	73.04	87.65	87.65
2031	73.48	73.48	73.48	54.01	54.01	54.01	73.48	88.18	88.18	73.48	73.48	88.18	88.18
2032	73.92	73.92	73.92	54.33	54.33	54.33	73.92	88.70	88.70	73.92	73.92	88.70	88.70
2033	74.36	74.36	74.36	54.65	54.65	54.65	74.36	89.23	89.23	74.36	74.36	89.23	89.23
2034	74.81	74.81	74.81	54.99	54.99	54.99	74.81	89.77	89.77	74.81	74.81	89.77	89.77

Notes –

Annual escalation included in the annual rate from 2007 through 2020 is 2.1%

Annual escalation included in the annual rate from 2021 through term of the agreement 0.6%

Contract Term is 25 Contract Years from the Operation Date, this table may include years that are not included in the 25 Contract Year term.

PAGE 2 OF 2 - APPENDIX A TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

APPENDIX B
TO
POWER PURCHASE AGREEMENT
BETWEEN
RAFT RIVER ENERGY I LLC
AND
IDAHO POWER COMPANY

FACILITY AND POINT OF DELIVERY

B-1	DESCRIPTION OF FACILITY

The Facility is the Raft River Geothermal Power Plant, Unit #1 (RRGPP-1). The RRGPP-1 is an Ormat OEC™ water-cooled, closed-loop, Rankine cycle geothermal power plant using pentane as the working fluid, and auxiliary equipment. The Facility includes two Ormat turbines (one HP (high pressure) and one LP (low pressure) turbine) coupled to a single generator with a gross nameplate rating of 18 MW, and a generator voltage of 12.47 kV. Power will be delivered to the Transmitting Entity on the high side of the 34.5kV step-up transformer through the Idaho Power Metering. Each turbine discharges to a 2-shell condenser and is fed by a 2-shell vaporizer with a 2-shell pre- heater and two feed pumps using geothermal fluid as the heat source. The HP turbine has a desuperheater/economizer between the turbine and the condenser. Cooling water will be supplied by two circulating water pumps in the basin of a four-cell counterflow cooling tower. The Facility is protected by a fire water system comprising fire water pumps, pipes, monitors, and so on. Geothermal fluid will be delivered to the Facility from four or more geothermal production wells. Residual geothermal fluid will be reinjected via two or more injection wells.

B-2	LOCATION OF FACILITY

The Facility is located at: Section 23, Township 15 South, Range 26 East, Cassia County, Idaho. Approximately 15 miles SE of Malta, ID. The area is commonly known as the Raft River Geothermal Resource Area and is the site of a former 5 MW DOE binary geothermal power plant test site.

B-3	SCHEDULED FIRST ENERGY AND OPERATION DATE
Seller has selected November 15, 2007 as the estimated First Energy Date.
Seller has selected February 1, 2008, or 60 days after Commission Approval, whichever is later, as the estimated Scheduled Operation Date.
In making these selections, Seller recognizes that adequate testing of the Facility and completion of all requirements in Articles 3 and 4 of this Agreement must be completed

PAGE 1 OF 2 - APPENDIX B TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

prior to the project being granted a First Energy Date and then an Operation Date.

B-4	POINT OF DELIVERY
“Point of Delivery” means, unless otherwise agreed by both Parties, the point of interconnection between the Buyer’s electrical system and the Transmitting Entity at the Minidoka dam substation.

B-5	LOSSES

An energy loss calculation may be required for energy losses associated with transformation and transmission of the Facility’s generated energy, measured in kWh, occurring from the Metering Point to the Point of Delivery. The Losses will be a summation of the calculated, agreed to, or measured Losses of the following components. The Losses calculation shall be set at 5% of the energy measured at the Metering Point for each of the two components identified below until such time as the Seller has provided the Buyer with details of other Losses calculations and the Buyer has agreed to the Losses calculations as provided by the Seller.

a. Metering Point to the Bridge Substation –

Any Losses calculations or arrangements must be in compliance with any and all Transmission Agreement(s) and/or transmission arrangements. If the Seller elects to purchase the Losses, the Losses associated with this component will be zero (0). If Losses are not purchased by the Seller, then the Seller will provide the Buyer with the Losses calculation.

b. Bridge Substation to the Point of Delivery –

Any Losses calculations or arrangements must be in compliance with any and all Transmission Agreement(s) and/or transmission arrangements. If the Seller elects to purchase the Losses, the Losses associated with this component will be zero (0). If Losses are not purchased by the Seller, then the Seller will provide the Buyer with the Losses calculation.

PAGE 2 OF 2 - APPENDIX B TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

APPENDIX C
TO
POWER PURCHASE AGREEMENT
BETWEEN
RAFT RIVER ENERGY I LLC
AND
IDAHO POWER COMPANY

SAMPLE FORM OF SELLER GUARANTY

($750,000)

____________ __, 200_

Idaho Power Company
PO Box 70
Boise, Idaho 83707
Fax: _________________

Ladies and Gentlemen:

          The ____________________ (the “Guarantor”), a corporation duly organized under the laws of the State of ____________ is the ____________ of Raft River Energy I LLC, a limited liability company duly organized under the laws of the State of _________ (the “Company”). Guarantor understands and acknowledges that Idaho Power Company, an Idaho corporation (“Buyer”), has entered into that certain Power Purchase Agreement between the Company and Buyer dated as of the effective date hereof (the “Power Purchase Agreement”). For value received, and under the provisions of the Power Purchase Agreement, Guarantor hereby unconditionally and, subject to the provisions of the fifth and sixth paragraphs hereof, irrevocably guarantees the prompt and complete payment as and when due, whether by acceleration or otherwise, of the payment obligations, whether now in existence or hereafter arising, under the Power Purchase Agreement (which guaranty, along with the other terms and conditions set forth herein, is hereafter referred to as the “Guaranty”). This Guaranty is one of payment and not of collection. Capitalized terms used but not defined in this Guaranty have the meaning given to them in the Power Purchase Agreement.

          The maximum aggregate liability of the Guarantor in respect of amounts claimed by Buyer under or pursuant to this Guaranty shall at no time exceed an amount equal to seven

PAGE 1 OF 3 - APPENDIX C TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

hundred fifty thousand Dollars ($750,000); provided, however, that Guarantor also guaranties payment in full (that is, without limitation as to amount) of any reasonable out-of-pocket legal fees, costs and/or expenses, whether at trial, on appeal or in any arbitration, by Buyer in connection with prevailing in enforcing the terms of this Guaranty.

          The Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by Buyer against, and any other notice to, the Company, the Guarantor or others.

          Buyer may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (1) agree with the Company to make any change in the terms of any obligation or liability of the Company to Buyer, including any modification or amendment to the Power Purchase Sales Agreement, (2) take or fail to take any action of any kind in respect of any security for any obligation or liability of the Company to Buyer, (3) exercise or refrain from exercising any rights against the Company or others, (4) fail to first take action against the Company for amounts due under the Power Purchase Agreement, and/or (5) compromise or subordinate any obligation or liability of the Company to Buyer including any security therefore. Any other suretyship defenses are hereby waived by the Guarantor.

          This Guaranty shall terminate on the earlier to occur of (i) the substitution of an alternate form of Seller Performance Assurance in accordance with the Power Purchase Agreement; and (ii) the later of (A) the termination or expiration of the Power Purchase Agreement and (B) the satisfaction of all obligations of the Company under the Power Purchase Agreement. Notwithstanding the foregoing, the Guarantor further agrees that if at any time payment, or any part thereof, of any of the obligations guaranteed hereunder, is rescinded, is demanded to be returned and/or must otherwise be restored or returned by Buyer in connection with the bankruptcy, insolvency, dissolution, reorganization or similar proceeding of the Company, this Guaranty shall continue to be effective or be reinstated as the case may be; provided that this Guaranty may not be reinstated for any reason after its termination under clause (i) of this paragraph.

          Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of Buyer, and any purported assignment or delegation absent such consent is void, except for an assignment and delegation of all of the Guarantor’s rights and obligations hereunder in whatever form the Guarantor determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of the Guarantor’s assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations, the Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption.

          In the event any payment owing to Buyer under the Power Purchase Agreement or under this Guaranty is not promptly and completely paid as and when due, any indebtedness of Company to Guarantor and any payment or distribution right held by Guarantor against the Company shall be subordinated to the due and unpaid indebtedness to Buyer until paid in full.

PAGE 2 OF 3 - APPENDIX C TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

Guarantor shall have no right of subrogation until the Company’s due and unpaid indebtedness to Buyer is paid in full.

          This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between Guarantor and Buyer with respect to the subject matter hereof. This Guaranty may not be modified except pursuant to a written instrument signed by Buyer and Guarantor. The execution, delivery and performance of this Guaranty have been duly authorized by all requisite corporate action on the part of the Guarantor. The provisions of this Guaranty are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and shall not affect the validity or enforceability of any other clause or provision.

          THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AGREES TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF , UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING UNDER OR RELATING TO THIS GUARANTY.

Very truly yours,

_________________________________________

By:   _____________________________________
         Authorized Officer

PAGE 3 OF 3 - APPENDIX C TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

APPENDIX D

TO

POWER PURCHASE AGREEMENT BETWEEN

RAFT RIVER ENERGY I LLC

AND

IDAHO POWER COMPANY

90%-110% PERFORMANCE REQUIREMENTS

          1.      Determination of Surplus Energy Price. The Buyer shall pay the Contract Price for Net Energy that is not determined to be Surplus Energy as defined below from the Seller’s Facility in accordance with the Agreement. For Surplus/Shortfall Energy only, the Buyer shall pay the Surplus Energy Price, which shall be calculated in accordance with this Appendix and used in lieu of the Contract Price solely with respect to the Surplus/Shortfall Energy as defined in this Appendix.

          2.      Definitions. The following defined terms (as indicated by initial capitalization) shall have the meaning given to them in this Appendix.

          “Surplus Energy Price” – For all Surplus/Shortfall Energy, Buyer shall pay to the Seller the current month’s Market Energy Price or the Contract Price specified in Appendix A of this Agreement, whichever is lower.

          “Surplus/Shortfall Energy” is defined as either (1) Net Energy produced by the Seller’s Facility and delivered to Buyer pursuant to this Agreement during the calendar month to the extent such Net Energy exceeds one hundred ten percent (110%) of the monthly Net Energy Target for the corresponding calendar month specified pursuant to this Appendix, or (2) if the Net Energy produced by the Seller’s Facility and delivered to Buyer pursuant to this Agreement during the calendar month is less than ninety percent (90%) of the monthly Net Energy Target for the corresponding calendar month specified pursuant to this Appendix, then all Net Energy delivered by the Facility to the Buyer’s electrical system for that given month.

          “Initial Date” – is defined as the first day of the calendar month following the date on which the Seller fails to timely cure a default as determined under Section 7.4.2 and the terms and conditions within this Appendix are therefore implemented in lieu of Sections 7.4 and 7.5 of the Agreement.

          “Initial Year” – is defined as twelve (12) calendar months starting with the Initial Date.

PAGE 1 OF 2 - APPENDIX D TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

          “Net Energy Target” is defined as the monthly Net Energy that the Seller intends to produce and deliver to the Point of Delivery as specified pursuant to this Appendix.

          “Initial Year Monthly Net Energy Targets” – This term shall have the meaning given to it in Section 3 below.

          3.      Monthly Net Energy Targets. Seller shall provide the Buyer with the monthly Net Energy Targets for the Initial Year within thirty (30) days after the Initial Date (the “Initial Year Monthly Net Energy Targets”). If the Seller does not provide the Initial Year Monthly Net Energy Targets as specified, ninety percent (90%) of the Facility’s nameplate rating multiplied by the hours for each month will be used to establish each month’s Net Energy Target for the Initial Year (subject to adjustment under Section 5 of this Appendix).

          4.      Ongoing Monthly Net Energy Targets – Beginning at the end of the ninth (9th) month following the Initial Date and every three (3) months thereafter, the Seller shall provide Buyer with a minimum of three additional calendar months of Net Energy Targets. This information will be provided to Buyer by written notice in accordance with Article 33, no later than the fifth (5th) day following the end of the previous month. If the Seller does not provide the Ongoing Monthly Net Energy Targets in a timely manner, Buyer will use the monthly production (actual or, if actual numbers are not available, calculated as contemplated in Section 9.3) for the same three (3) months period in the preceding year.

          5.      Seller’s Adjustment of Net Energy Target(s) – Except as provided herein, beginning with the end of the third (3rd) month after the Initial Date and at the end of every third(3rd) month thereafter, the Seller may not revise the immediate next three (3) months of previously provided Net Energy Targets. Notwithstanding the foregoing, by written notice given to Buyer in accordance with Article 33, no later than 5:00 pm of the fifth (5th) day following the end of the previous month, the Seller may revise all other previously-provided Net Energy Targets

          6.      Credits to Net Energy Target – Buyer shall adjust the applicable month’s Net Energy Target to reflect the same reduction as has occurred in the actual Net Energy deliveries if Net Energy deliveries by the Seller to the Buyer are reduced as a result of:

          (a)      Force majeure affecting the Seller, Buyer, Interconnection Provider or Transmitting Entity.

          (b)      Curtailment of the Seller’s Net Energy deliveries other than for Seller’s default; or

          (c)      Buyer’s default under this Agreement.

PAGE 2 OF 2 - APPENDIX D TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

APPENDIX E

TO

POWER PURCHASE AGREEMENT BETWEEN

RAFT RIVER ENERGY I LLC

AND

IDAHO POWER COMPANY

NET ENERGY SHORTFALL PRICE AND ANNUAL CAP

Net Energy Shortfall Price The Net Energy Shortfall Price shall be (1) the mathematical average of the individual twelve (12) monthly Market Energy Cost values of the applicable Annual Guaranteed Output period or (2) one hundred fifty percent (150%) of the Annual Rate specified in Appendix A for the Calendar Year which corresponds to that of the first month of the Annual Guaranteed Output period, whichever is less, minus the Annual Rate as specified in Appendix A for the Calendar Year which corresponds to that of the first month of the Annual Guaranteed Output period. If this Net Energy Shortfall Price calculation results in a value less than zero (0) then the result will be zero (0).

Example 1

          A Net Energy Shortfall occurs for the year of March 1, 2009 through February 28, 2010

                         Annual Rate                                           54.73 mills/kWh

           Mathematical average of the 12 monthly Market Energy Cost values for the period of March 1, 2009 through February 28, 2010

                                                                                                           40.00 mills/kWh

          150% of the Annual Rate                                    54.73 * 150% = 82.10 mills/kWh

          Net Energy Shortfall Price calculation

The average Market Energy Cost (40.00) is less than 150% of the Annual Rate (82.10) . Therefore the Net Energy Shortfall Price calculation is equal to:

Market Energy Cost (40.00) minus Annual Rate (54.73) = -14.73

As the calculation results in a value less than 0, (-14.73) the Net Energy Shortfall price is 0.

PAGE 1 OF 3 - APPENDIX E TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

Example 2

          A Net Energy Shortfall occurs for the year of March 1, 2009 through February 28, 2010

                    Annual Rate                                    54.73 mills/kWh

           Mathematical average of the 12 monthly Market Energy Cost values for the period of March 1, 2009 through February 28, 2010

                                                                                                                75.00 mills/kWh

          150% of the Annual Rate                                         54.73 * 150% = 82.10 mills/kWh

          Net Energy Shortfall Price calculation

The average Market Energy Cost (75.00) is less than 150% of the Annual Rate (82.10) . Therefore the Net Energy Shortfall Price calculation is equal to:

Market Energy Cost (75.00) minus Annual Rate (54.73) = 20.27

20.27 is the Net Energy Shortfall Price

Example 3

          A Net Energy Shortfall occurs for the year of March 1, 2009 through February 28, 2010

                    Annual Rate                                      54.73 mills/kWh

           Mathematical average of the 12 monthly Market Energy Cost values for the period of March 1, 2009 through February 28, 2010

                                                                                                                   98.00 mills/kWh

          150% of the Annual Rate                                            54.73 * 150% = 82.10 mills/kWh

          Net Energy Shortfall Price calculation

The average Market Energy Cost (98.00) is greater than 150% of the Annual Rate (82.10) . Therefore the Net Energy Shortfall Price calculation is equal to:

150% of Annual Rate (82.10) minus Annual Rate (54.73) = 27.37

27.37 is the Net Energy Shortfall Price

PAGE 2 OF 3 - APPENDIX E TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

Net Energy Shortfall Damages Cap

Contract Year	Net Energy Shortfall Damages Cap	Contract Year	Net Energy Shortfall Damages Cap

1	$0.00	14	$415,270
2	$0.00	15	$427,728
3	$300,000	16	$440,560
4	$309,000	17	$453,777
5	$318,270	18	$467,390
6	$327,818	19	$481,412
7	$337,653	20	$495,854
8	$347,782	21	$500,000
9	$358,216	22	$500,000
10	$368,962	23	$500,000
11	$380,031	24	$500,000
12	$391,432	25	See Note 1
13	$403,175

Note 1 – The Net Energy Shortfall Damages Cap in the final year shall be $500,000 prorated to the number of months in the Annual Output Forecast.

PAGE 3 OF 3 - APPENDIX E TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

APPENDIX F

TO
POWER PURCHASE AGREEMENT
BETWEEN
RAFT RIVER ENERGY I LLC
AND
IDAHO POWER COMPANY

ENGINEERING CERTIFICATIONS

Continued on next page

PAGE 1 OF 7 - APPENDIX F TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

ENGINEER'S CERTIFICATION

OF

OPERATIONS & MAINTENANCE POLICY

          The undersigned _____________________________________, on behalf of himself and _______________________________________, hereinafter collectively referred to as "Engineer," hereby states and certifies to the Seller as follows:

          1.      That Engineer is a Licensed Professional Engineer in good standing.

          2.      That Engineer has reviewed the Power Purchase Agreement, hereinafter "Agreement," between Idaho Power as Buyer, and Raft River Energy I LLC as Seller, dated _________________________.

          3.      That the geothermal power production Facility which is the subject of the Agreement and this statement is identified as the Raft River Geothermal Generation Unit #1 and is hereinafter referred to as the "Facility."

          4.      That the Facility is located in Section ____ Township _______, Range ________, Boise Meridian, _____________County, Idaho.

          5.      That Engineer recognizes that the Agreement provides for the Facility to furnish electrical energy to Idaho Power for a twenty five (25) year period.

          6.      That Engineer has substantial experience in the design, construction and operation of electric power plants of the same type as this Facility.

          7.      The Engineer will identify any material economic relationship to the Design Engineer of this Facility.

PAGE 2 OF 7 - APPENDIX F TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

          8.      That Engineer has reviewed and/or supervised the review of the Policy for Operation and Maintenance ("O&M") for this Facility and it is his professional opinion that, provided said Facility has been designed and built to appropriate standards, adherence to said O&M Policy will result in the Facility's producing at or near the design electrical output, efficiency and plant factor for a twenty five (25) year period.

          9.      That Engineer recognizes that Idaho Power, in accordance with Article 3 and 4 of the Agreement, is relying on Engineer's representations and opinions contained in this Statement.

          10.      That Engineer certifies that the above statements are complete, true and accurate to the best of his knowledge and therefore sets his hand and seal below.

By    ______________________________

(P.E. Stamp)

Date ______________________________

PAGE 3 OF 7 - APPENDIX F TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

ENGINEER’S CERTIFICATION
OF
ONGOING OPERATIONS AND MAINTENANCE

          The undersigned ____________________________________, on behalf of himself and ___________________________________ hereinafter collectively referred to as “Engineer,” hereby states and certifies to the Seller as follows:

          1.      That Engineer is a Licensed Professional Engineer in good standing.

          2.      That Engineer has reviewed the Power Purchase Agreement, hereinafter "Agreement," between Idaho Power as Buyer, and Raft River Energy I LLC as Seller, dated _________________________

          3.      That the geothermal power production Facility which is the subject of the Agreement and this statement is identified as the Raft River Geothermal Generation Unit #1 and is hereinafter referred to as the "Facility."

          4.      That the Facility is located in Section ____ Township _______, Range ________, Boise Meridian, _____________County, Idaho.

          5.      That Engineer recognizes that the Agreement provides for the Facility to furnish electrical energy to Idaho Power for a twenty five (25) year period.

          6.      That Engineer has substantial experience in the design, construction and operation of electric power plants of the same type as this Facility.

          7.      The Engineer shall identify any material economic relationship to the Design Engineer of this Facility.

          8.      That Engineer has made a physical inspection of said Facility, its operations and maintenance records since the last previous certified inspection. It is Engineer’s professional opinion, based on the Facility’s appearance, that its ongoing O&M has been substantially in

PAGE 4 OF 7 - APPENDIX F TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

accordance with said O&M Policy; that it is in reasonably good operating condition; and that if adherence to said O&M Policy continues, the Facility will continue producing at or near its design electrical output, efficiency and plant factor, within the limits of the geothermal reservoir capability of the Facility for the remaining ______ years of the Agreement.

          9.      That Engineer recognizes that Idaho Power, in accordance with Article 3 and 4 of the Agreement, is relying on Engineer’s representations and opinions contained in this Statement.

          10.      That Engineer certifies that the above statements are complete, true and accurate to the best of his knowledge and therefore sets his hand and seal below.

By    ______________________________

(P.E. Stamp)

Date ______________________________

PAGE 5 OF 7 - APPENDIX F TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

ENGINEER'S CERTIFICATION
OF
DESIGN & CONSTRUCTION ADEQUACY

          The undersigned _____________________________________, on behalf of himself and _______________________________________, hereinafter collectively referred to as "Engineer", hereby states and certifies to Idaho Power as follows:

          1.      That Engineer is a Licensed Professional Engineer in good standing.

          2.      That Engineer has reviewed the Power Purchase Agreement, hereinafter "Agreement," between Idaho Power as Buyer, and Raft River Energy I LLC as Seller, dated _________________________.

        3.      That the geothermal power production Facility which is the subject of the Agreement and this statement is identified as the Raft River Geothermal Generation Unit #1 and is hereinafter referred to as the "Facility."

          4.      That the Facility is located in Section ____ Township _______, Range ________, Boise Meridian, _____________County, Idaho.

          5.      That Engineer recognizes that the Agreement provides for the Facility to furnish electrical energy to Idaho Power for a twenty five (25) year period.

          6.      That Engineer has substantial experience in the design, construction and operation of electric power plants of the same type as this Facility.

          7.      The Engineer shall identify any material economic relationship to the Design Engineer of this Facility and has made the analysis of the plans and specifications independently.

          8.      That Engineer has reviewed the engineering design and construction of the Facility, including the civil work, electrical work, generating equipment, prime mover

PAGE 6 OF 7 - APPENDIX F TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

conveyance system, Seller furnished Interconnection Facilities and other Facility facilities and equipment.

          9.      That the Facility has been constructed in accordance with said plans and specifications, all applicable codes and consistent with Prudent Electrical Practices as that term is described in the Agreement.

          10.      That the design and construction of the Facility is such that with reasonable and prudent operation and maintenance practices by Seller, the Facility is capable of performing in accordance with the terms of the Agreement and with Prudent Electrical Practices for a _________(______) year period.

          11.      That Engineer recognizes that Idaho Power, in accordance with Article 3 and 4 of the Agreement, in interconnecting the Facility with its system, is relying on Engineer's representations and opinions contained in this Statement.

          12.      That Engineer certifies that the above statements are complete, true and accurate to the best of his knowledge and therefore sets his hand and seal below.

By    ______________________________
                                                          (P.E. Stamp)

Date ______________________________

PAGE 7 OF 7 - APPENDIX F TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

APPENDIX G

TO
POWER PURCHASE AGREEMENT
BETWEEN
RAFT RIVER ENERGY I LLC
AND
IDAHO POWER COMPANY

ENVIRONMENTAL ATTRIBUTES OWNERSHIP AND PRICING

During the Initial Term of this agreement:

For Calendar Year 2007 – The Buyer will not have any ownership rights to any Environmental Attributes produced in 2007.

For calendar years of 2008 through 2017 – The Buyer will not have any ownership rights to (1) the first 7,300 Environmental Attributes produced each month and (2) 25% of all monthly Environmental Attributes exceeding the 7,300 specified above in item 1. However, the Buyer will have all rights to any and all Environmental Attributes exceeding 87,600 during any calendar year.

At the end of each month, the Buyer will be granted all ownership rights to the remaining Environmental Attributes associated with the previous month’s actual Net Energy.

For calendar years of 2018 through the end of the Initial Term of this Agreement expires -At the end of each month, Idaho Power will be granted all ownership rights to 51 percent of the total Environmental Attributes associated with the previous month’s actual Net Energy.

PAGE 1 OF 1 - APPENDIX G TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

APPENDIX H

TO
POWER PURCHASE AGREEMENT
BETWEEN
RAFT RIVER ENERGY I LLC
AND
IDAHO POWER COMPANY

COMMUNICATIONS

Buyer Contact Information

Idaho Power Company
1221 West Idaho Street
Boise, ID 83702
Telephone:      (208) 388-2200

Mr. Karl Bokenkamp
General Manager Power Supply Operations & Planning
Telephone:           (208) 388-2482
Email:                     KBokenkamp@IdahoPower.com

Mr. Mel Chick
Supervisor Generation Dispatch
Telephone:           (208) 388-6476
Email:                     MChick@IdahoPower.com

Mr. David Churchman
Manager Power Operations
Telephone:           (208) 388-5626
Email:                     DChurchman@IdahoPower.com

Mr. Travis Prairie
Leader, Transaction Specialist
Telephone:           (208) 388-2988
Email:                     TPrairie@IdahoPower.com

PAGE 1 OF 2 - APPENDIX H TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC

Seller Contact Information

Raft River Energy I LLC
1509 Tyrell Lane, Suite B
Boise, ID 83706
Phone: (208) 424-1024
Fax: (208) 424-1030

For Contract Matters:
CEO, U.S. Geothermal Inc.
Attn: Daniel J. Kunz
Phone: (208) 424-1027
E-mail: dkunz@usgeothermal.com

24-Hour Project Operational Contact

Name: Facility Operator
Telephone Number: (208) 645-2600
Cell Phone: ___________________________________
E-Mail: _______________________________________
Fax: (208) 645-2341

Project On-site Contact Information

President U.S. Geothermal Services LLC
Attn: Chris Harriman
Telephone Number: (208) 645-2600
Cell Phone: (208) 431-1081
E-Mail: charriman@usgeothermal.com

PAGE 2 OF 2 - APPENDIX H TO POWER PURCHASE AGREEMENT – RAFT RIVER ENERGY I/IPC